STANDARD OFFICE LEASE

448048 ONTARIO INC.

(Operating as "4211 Yonge Street Joint-Venture")

LANDLORD

- and -

IMI INTERNATIONAL MEDICAL INNOVATIONS INC.

TENANT

LEASE

PROJECT: 4211 YONGE STREET, TORONTO, ONTARIO, M2P 2A9

PREMISES: SUITE 615 COMPRISING APPROXIMATELY 3,506 SQUARE FEET

<u>TABLE OF CONTENTS</u>

<u>Section</u>

THIS LEASE dated the 19th day of November 2004.

BETWEEN:

448048 ONTARIO INC.

(hereinafter called **"Landlord"**)

OF THE FIRST PART

- and -

IMI INTERNATIONAL MEDICAL INNOVATIONS INC.

(hereinafter called **"Tenant"**)

OF THE SECOND PART

- and -

NOT APPLICABLE

(hereinafter called **"Indemnifier"**)

OF THE THIRD PART

1. LEASE SUMMARY

The following is a summary of some of the basic terms of this Lease, which are elaborated upon in the balance of this Lease. This Section 1 is for convenience and if a conflict occurs between the provisions of this Section 1 and any other provisions of this Lease, the latter shall govern.

(a) **Premises:** Approximately 3,506 square feet of Rentable Area on the Sixth (6th) floor of the building municipally known as 4211 Yonge Street, Suite 615, Toronto, Ontario as more particularly described in Schedule "A" attached hereto; the approximate location of the Premises is shown outlined in heavy black on Schedule "B" attached hereto;

(b) **Term:** Five (5) Years;

(c) **Commencement Date:** April 1, 2004;

(d) **Expiry Date:** March 31, 2009;

(e) **Basic Rent:**

Lease Years 1 to 2:
$ 35,060.00 per annum;
$ 2,921.67per month;
($ 10.00 per sq. ft. per annum);

Lease Years 3 to 5:
$ 42,072.00 per annum;
$ 3,506.00 per month;
($ 12.00 per sq. ft. per annum).

(f) **Rentable Area of Premises**: Approximately 3,506 square feet;

(g) **Rent Deposit**: $ 5,000.00;

(h) **Use of Premises**: General office purposes, to the extent permitted by all Laws and to the extent in keeping with the standards in a **first-class and reputable manner befitting the Project and the customers thereof.**

(i) **Address for Service of Notice on Tenant and/or Indemnifier:**

at the Premises.

Address for Service of Notice on Landlord:

4211 Yonge Street, Suite 215
Toronto, Ontario
M2P 2A9

Attention: Vice President

(j) Special Provisions, if any: See Schedule "F", if applicable.

2. **DEFINITIONS**

Where used in this Lease, the following words or phrases shall have the meanings set forth in the balance of this Article.

2.1 "Additional Rent" shall have the meaning given to it in Section 5.3.

2.2 "Architect" means an **arm's length** architect, engineer, surveyor or other qualified person appointed by the Landlord from time to time.

2.3 "Basic Rent" shall have the meaning given to it in Section 5.2.

2.4 "Building" means the building in which the Premises are located.

2.5 "Business Hours" means normal business hours for the Project as determined by Landlord from time to time and which, unless otherwise determined by Landlord, shall be from 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays, and subject to applicable Laws.

2.6 "Commencement Date" shall have the meaning given to it in subsection 1(c).

2.7 "Common Facilities" means: (a) the Project, excluding only Leasable Areas, Storage Areas, and premises at or below grade whether leased or not, used for sports, fitness or other recreational purposes, and including, without limitation: (i) all areas, facilities, systems, improvements, furniture, fixtures and equipment in or on the Project; (ii) the lands forming part of the Project; and (iii) parking areas and facilities, if any, and other service areas and facilities, if any; and (b) all lands, areas, facilities, systems, improvements, furniture, fixtures and equipment serving or benefitting the Project, whether or not located within the Project, to the extent that the same are designated or intended by Landlord to be part of the Common Facilities from time to time.

2.8 "Fiscal Year" means the period used by Landlord for fiscal purposes in respect of the Project. Unless otherwise determined by Landlord by written notice to Tenant at any time

or times, each Fiscal Year shall be a calendar year. In the event of a change in the Fiscal Year, or with respect to a partial Fiscal Year at the beginning or end of the Term, all appropriate adjustments resulting from a Fiscal Year being shorter or longer than twelve (12) months shall be made.

2.9 "Landlord's Work" means any leasehold improvements which Landlord is required, by a previous or separate written agreement with Tenant, to make to the Premises prior to the Commencement Date.

2.10 "Laws" means all statutes, regulations, by-laws, orders, rules, requirements and directions of all governmental authorities having jurisdiction.

2.11 "Lease" means this Lease including all of the schedules attached hereto.

2.12 "Lease Year" means each consecutive period of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in the case of a Lease Year which includes the month of February in a leap year), except that the first Lease Year shall commence on the Commencement Date and end on the day before the anniversary of the first day of the first full month of the Term; each successive Lease Year shall commence on the anniversary of the first day of the first full month of the Term.

2.13 "Leasable Areas" means all areas and spaces of the Project to the extent designated or intended from time to time by Landlord to be leased to tenants, whether leased or not, but excluding any parking areas and facilities, Storage Areas, and premises at or below grade used for sports, fitness or other recreational purposes.

2.14

(a) "Operating Costs" means the aggregate of all expenses and costs of every kind for each fiscal period designated by Landlord, as determined in accordance with generally accepted accounting principles and without duplication, incurred by or on behalf of Landlord with respect to the operation, maintenance, repair, replacement and management of the Project, and all insurance relating to the Project, provided that if the Project is less than one hundred (100%) percent completed or occupied during the whole of any fiscal period, Operating Costs shall be adjusted to mean the amount obtained by adding to the actual Operating Costs during such fiscal period such additional costs as would have been incurred, as determined by Landlord acting reasonably, if the Project had been one hundred (100%) percent completed and occupied **(Landlord warrants that currently only the janitorial services and hydro categories are grossed up for this purpose).** Without in any way limiting the generality of the foregoing, Operating Costs shall include all costs in respect of the following:

(i) all remuneration, including wages and fringe benefits, of employees directly engaged in the operation, maintenance, repair, replacement and management of the Project;

(ii) heating, ventilating, air conditioning and humidity control of the Project and fire sprinkler maintenance and monitoring, if any, of the Project;

(iii) cleaning, janitorial services, window cleaning and waste removal;

(iv) operation, maintenance, repair and replacements of elevators and escalators, if any;

(v) all utilities supplied to the Project including, without limitation, water, gas, electricity and sewer charges, excluding those charged directly to tenants of the Project;

(vi) landscaping and maintenance of all outside areas, including snow and ice clearing and removal and salting of driveways and parking areas and of sidewalks adjacent to the Project;

(vii) depreciation or amortization, over a reasonable period of time in accordance with generally accepted accounting principles, of the costs, including capital costs, of all improvements, furnishings, fixtures, equipment, machinery, systems and facilities constructed or installed in or used in connection with the Project which, by their nature, require periodic or substantial repair or replacement, or which are constructed, installed or used primarily to reduce the cost of other items included in Operating Costs, whether or not such other costs are in fact reduced, and interest on the undepreciated cost of all items in respect of which depreciation or amortization is included herein at two (2%) percent in excess of the prime rate of interest charged by Landlord's bank at Toronto as of the first day of each Fiscal Year;

(viii) all insurance which Landlord obtains and the cost of any deductible amounts payable by Landlord in respect of any insured risk or claim;

(ix) policing, supervision, security and traffic control;

(x) maintenance, repairs and replacements and updates in respect of the Project and all machinery, equipment, facilities, systems and fixtures located therein (with replacements of a capital nature being treated in accordance with the provisions hereof applicable to capital costs);

(xi) all costs in the nature of Operating Costs in respect of areas, services and facilities outside the Project, such as sidewalks and boulevards, off-site utilities and other service connections, and in respect of areas, services and facilities shared by users of the Project and users of any other property, to the extent Landlord performs or contributes to the same as a result of its ownership of the Project;

(xii) engineering, accounting, legal and other consulting and professional services related to Common Facilities;

(xiii) business taxes, if any, and Operating Costs attributable to Common Facilities benefiting and shared by users of the Project ;

(xiv) capital costs incurred for any of the above up to Ten Thousand ($10,000.00) Dollars for any one item;

(xv) Sales Taxes payable by Landlord on the purchase of goods and services included in Operating Costs (excluding any such Sales Taxes which are available to and claimed by Landlord as a credit or refund in determining Landlord's net tax liability on account of Sales Taxes, but only to the extent that such Sales Taxes are included in Operating Costs);

(xvi) the fair rental value of space occupied by Landlord for management, supervisory or administrative purposes relating to the Project; and

(xvii) an off-site management fee of fifteen percent (15%) of all Operating Costs and Taxes in respect of the Project for all items, including all such items as are included in this Lease as Operating Costs and Taxes.

(b) Operating Costs, however, shall be reduced by the following to the extent actually received by Landlord:

(i) proceeds of insurance and damages received by Landlord from third parties to the extent of costs otherwise included in Operating Costs;

(ii) contributions from parties other than tenants of the Project, if any, in respect of Operating Costs, such as contributions made by parties for sharing the use of Common Facilities, but not including rent or fees charged directly for the use of any Common Facilities such as parking fees and rent for Storage Areas; and

(iii) amounts in the nature of Excess Costs, as defined in subsection 7.3(a), to the extent received by Landlord from tenants of the Project.

(c) Operating Costs, however, shall exclude the following:

(i) Realty Taxes, **capital taxes and income taxes personal to the Landlord**;

(ii) expenses incurred by Landlord in respect of other tenants' leasehold improvements;

(iii) capital costs except to the extent included as set forth above;

(iv) depreciation, except to the extent included as set forth above;

(v) repairs or replacements to the extent that the cost of the same is recovered by Landlord pursuant to original construction warranties; and

(vi) repairs or replacements to the structural portions of the Building, as determined by Landlord's structural engineer, but which shall in any event include the roof deck (but no other part of the roof such as the roof membrane) and the weight-bearing portions of the structure such as foundations, columns, beams and weight-bearing slabs and walls.

2.15 "Premises" shall have the meaning given to it in Section 4.1.

2.16 "Project" means those lands described in Schedule "A" hereto and all buildings, structures, improvements, equipment and facilities of any kind erected or located thereon from time to time, as such lands, buildings, structures, improvements, equipment and facilities may be expanded, reduced or otherwise altered by Landlord in its sole discretion from time to time.

2.17 "Proportionate Share" means a fraction which has as its numerator the Rentable Area of the Premises and which has as its denominator the aggregate Rentable Area of Leasable Areas within the Project, subject to adjustment pursuant to subsection 7.3(b).

2.18 "Realty Taxes" means all taxes, rates, duties, levies, fees, charges, local improvement rates, levies and assessments whatever ("Taxes"), whether municipal, provincial, federal or otherwise, which may be levied, assessed or charged against or in respect of the Project or any part thereof or any fixtures, equipment or improvements therein, or against Landlord in respect of any of the same or in respect of any rental or other compensation receivable by Landlord in respect of the same, and including all Taxes which may be incurred by or imposed upon Landlord or the Project in lieu of or in addition to the foregoing including, without limitation, any Taxes on or in respect of real property rents or receipts as such (as opposed to a tax on such rents as part of the income of Landlord) any commercial concentration levy in respect of the Project, and any licence fee measured by rents or other charges payable by occupants of space in the Project.

2.19 "Rent" shall have the meaning given to it in Section 5.1.

2.20 "Rentable Area" of premises shall be the Useable Area of such premises plus the relevant proportion, as determined by Landlord, of all areas not leased to any one tenant such as, without limitation, hallways, elevator lobbies, ground floor lobbies, washrooms, mechanical and service rooms. Every Rentable Area shall be as determined by Landlord from time to time **in accordance with the BOMA Standard (ANSI – Z65.1 – 1996)** and each such

determination shall be binding upon the parties hereto.

2.21 "Sales Taxes" means all business transfer, multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by any federal, provincial or municipal government upon Landlord, or Tenant, or in respect of this Lease, or the payments made by Tenant hereunder or the goods and services provided by Landlord hereunder including, without limitation, the rental of the Premises and the provision of administrative services to Tenant hereunder.

2.22 "Storage Areas" means all areas, if any, designated by Landlord from time to time to be used by tenants exclusively or primarily for storage purposes.

2.23 "Term" shall have the meaning given to it in Section 4.2.

2.24 "Useable Area" when applied to the Premises or any Leasable Areas means the area measured from the interior face of glass in exterior walls and windows, from the exterior face of all walls and windows dividing any Leasable Areas from Common Facilities, and from the centre line of all interior walls separating any Leasable Areas from other Leasable Areas, all without deduction for any space occupied by structures, columns, beams, conduits, ducts or projections of any kind, and all without deduction for the recessing of any entrance way or boundary wall from the lease line, but excluding therefrom the area occupied by elevator shafts and building standard stairwells, and their enclosing walls, which do not serve exclusively a tenant occupying premises on more than one floor.

3. INTENT OF LEASE

3.1 Net Lease

It is the intent of the parties hereto that, except as expressly herein set out, this Lease be absolutely net to Landlord and Landlord not be responsible for any expenses or obligations of any kind whatsoever in respect of the Premises or the Project.

4. LEASE OF PREMISES

4.1 Premises

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises ("Premises") being part of the Project and shown outlined in RED on the plan attached hereto as Schedule "B". The purpose of Schedule "B" is to show the approximate location of the Premises and its contents are not intended as a representation as to the precise size or dimensions of the Premises or any other aspects of the Project. The Premises shall extend from the upper surface of the structural subfloor to the lower surface of the structural ceiling within the boundaries of the Useable Area of the Premises. The Premises shall exclude the exterior faces of all perimeter walls, windows and doors of the Premises, notwithstanding the manner in which Rentable Area is measured.

4.2 Term

The term of this Lease (the "Term") shall be for the period described as the Term in subsection (b) hereof, commencing on the Commencement Date and ending on the Expiry Date, both dates as described in subsections 1(c) and (d).

4.3 Use Prior to Commencement Date

If Tenant uses or occupies the whole or any part of the Premises in any way prior to the Commencement Date without entering into a lease with Landlord in respect of such use or occupancy, then during that period Tenant shall be a tenant of Landlord subject to all the

terms and conditions contained in this Lease, provided that the inclusion of this section shall not be deemed to authorize or permit Tenant to use or occupy the whole or any portion of the Premises in any way prior to the Commencement Date.

4.4 Acceptance of Premises

Tenant shall accept the Premises in the state and condition in which they are received from Landlord upon completion of the Landlord's Work and, except only to the extent of any deficiency in the Landlord's Work, if any, particularly set out in a written list given by Tenant to Landlord within thirty (30) days after Tenant takes possession of the Premises, Tenant's entering into possession of the Premises shall be conclusive evidence of the acceptance by Tenant of the condition and state of repair of the Premises.

4.5 Licence to Use Common Facilities

Subject to all other relevant provisions of this Lease, Landlord grants to Tenant the non-exclusive licence during the Term to use for their intended purposes, in common with others entitled thereto, such portions of the Common Facilities as are reasonably required for the use and occupancy of the Premises during Business Hours and such other hours as the Common Facilities are open for use, as determined by Landlord from time to time.

4.6 Quiet Enjoyment

Subject to Tenant's complying with all of the terms of this Lease, Tenant may peaceably possess and enjoy the Premises for the Term without interruption by Landlord or any person claiming through Landlord.

4.7 Fixturing of Premises

Within one hundred twenty (120) days after the Commencement Date, Tenant shall fully finish, furnish, fixture and staff the whole of the Premises and shall commence the conduct of its business in the whole of the Premises as permitted and required pursuant hereto.

5. RENT

5.1 Tenant to Pay

Tenant shall pay in lawful money of Canada at such address as shall be designated from time to time by Landlord Basic Rent and Additional Rent (all of which is herein sometimes referred to collectively as "Rent") as herein provided without any deduction, set-off or abatement whatsoever, Tenant hereby agreeing to waive any set-off rights it may have under any statute or at law. On the Commencement Date and the first day of each Fiscal Year thereafter and at any time during any Fiscal Year when required by Landlord, Tenant shall deliver to Landlord as requested by Landlord post-dated cheques for all payments of Basic Rent and estimates by Landlord of Additional Rent or any portions thereof payable during the balance of such Fiscal Year.

5.2 Basic Rent

Commencing on the Commencement Date, Tenant shall pay to Landlord a fixed minimum annual rent ("Basic Rent") for each Lease Year of the Term in the annual amount(s) described as Basic Rent in subsection 1(e), to be paid in equal monthly instalments, as described as Basic Rent in subsection 1(e), in advance on the first day of each month during the Term. On the Commencement Date, if it is other than the first day of a calendar month, Tenant shall pay to Landlord for such partial month Basic Rent computed on a per diem basis. If an amount per square foot is specified in the description of Basic Rent in subsection 1(e), then the Basic Rent is intended to be such amount per square foot of Rentable Area of the Premises per annum, and the Basic Rent shall be subject to adjustment based upon the Rentable Area of the Premises determined pursuant to

Section 2.19. Within thirty (30) days after such adjustment, if any, being made, Tenant shall pay to Landlord any deficiency in previous payments of Basic Rent and Additional Rent and, if Tenant is not in default under the terms of this Lease, the amount of any overpayment by Tenant of Basic Rent and Additional Rent shall be paid to Tenant or credited to the account of Tenant.

5.3 Additional Rent

In addition to Basic Rent, Tenant shall pay to Landlord, or as Landlord shall direct, all other amounts as and when the same shall be due and payable pursuant to the provisions of this Lease or pursuant to any other obligation in respect of the Premises, all of which shall be deemed to accrue on a per diem basis; all of such amounts are herein sometimes referred to as "Additional Rent". Tenant shall promptly deliver to Landlord upon request evidence of due payment of all payments of Additional Rent required to be paid by Tenant hereunder.

5.4 Deemed Rent and Allocation

If Tenant defaults in payment of any Rent (whether to Landlord or otherwise) as and when the same is due and payable hereunder, Landlord shall have the same rights and remedies against Tenant upon such default as if such sum or sums were rent in arrears under this Lease. Landlord may allocate payments received from Tenant among items of Rent then due and payable by Tenant. No acceptance by Landlord of payment by Tenant of any amount less than the full amount payable to Landlord, and no endorsement or direction on any cheque or other written instruction or statement respecting any payment by Tenant shall be deemed to constitute payment in full or an accord and satisfaction of any obligation of Tenant.

5.5 Monthly Payments of Additional Rent

Landlord may from time to time by written notice to Tenant estimate or re-estimate any amount(s) payable by Tenant to Landlord hereunder including without limitation, amounts in respect of Operating Costs, Realty Taxes and utilities, for the then current or next following Fiscal Year, provided that the fiscal period used by Landlord in respect of any particular item may correspond to a shorter period within any Fiscal Year where such item, for example Realty Taxes, is payable in full by Landlord over such shorter period. The amounts so estimated shall be payable by Tenant in advance in equal monthly instalments over the Fiscal Year or other fiscal period on the same days as the monthly payments of Basic Rent. Landlord may, from time to time, alter the fiscal period selected in each case. As soon as practical after the expiration of each Fiscal Year, Landlord shall furnish to Tenant a statement of the actual amounts payable by Tenant in respect of Operating Costs, Taxes, utilities and any other relevant provisions hereof for such Fiscal Year. If the amount determined to be payable by Tenant as aforesaid shall be greater or less than the payments on account thereof previously made by Tenant, then within thirty (30) days after delivery of such statement the appropriate adjustments will be made and Tenant shall pay any deficiency to Landlord and, if Tenant is not in default under the terms of this Lease, the amount of any overpayment shall be paid to Tenant or credited to the account of Tenant. Such statement of Landlord shall be final and binding and Tenant shall have no right to dispute the accuracy or propriety of any amounts or calculations included therein, except to the extent that Tenant shall have, within thirty (30) days after being given such statement, demonstrated to the satisfaction of Landlord any error in such statement.

6. TAXES

6.1 Taxes Payable by Tenant

Commencing on the earlier of: (a) the Commencement Date; and (b) the date on which Tenant first uses any part of the Premises for the conduct of business, Tenant shall pay to Landlord or the relevant taxing authority, as required by Landlord, not later than the time when they fall due all Realty Taxes levied, confirmed, imposed, assessed or charged (herein collectively or individually referred to as "charged") against or in respect of the Premises and all buildings, furnishings, fixtures, equipment, improvements and alterations in or forming part of the Premises, and including, without limiting the generality of the foregoing, any such Realty Taxes charged against the Premises in respect of:

(i) the land on which the Premises is situate; and

(ii) any Common Facilities.

In addition, Tenant shall pay, in the same manner as it is required to pay or contribute to Operating Costs pursuant to Section 7.2 hereof, the Proportionate Share of Realty Taxes charged against or in respect of Common Facilities, and that portion allocated to the Project by Landlord, acting reasonably, of the amount, if any, of Realty Taxes charged against the Project in excess of the amount of Realty Taxes, in the aggregate, charged against Leaseable Areas.

6.2 Determination of Tenant's Taxes

Whether or not there is a separate bill for Realty Taxes charged against the Premises or a separate assessment, the Realty Taxes charged against the Premises shall be determined by Landlord acting reasonably, the cost of making such determination to be included in Operating Costs; in making such determination Landlord shall have the right, without limiting its right to do otherwise, to establish separate assessments for the Premises and all other portions of the Project by using such criteria as Landlord, acting reasonably, shall determine to be relevant including, without limitation:

(a) the then current established principles of assessment used by the relevant assessing authorities and on the same basis as the assessment actually obtained for the Project as a whole or the part thereof in which the Premises are located;

(b) assessments of the Premises and any other portions of the Project in previous periods of time;

(c) the Proportionate Share; and

(d) any act, religion or election of Tenant or any other occupant of the Project which results in an increase or decrease in the amount of Realty Taxes which would otherwise have been charged against the Project or any portion thereof.

6.3 Business Taxes and Sales Taxes

(a) Tenant shall pay to the relevant taxing authority as and when the same are due and payable all taxes charged in respect of any business conducted on, or any use or occupancy of, the Premises.

(b) Tenant shall pay to Landlord when due all Sales Taxes imposed on Landlord or Tenant with respect to Rent payable by Tenant hereunder or in respect of the rental of space under this Lease.

6.4 Tax Bills and Assessment Notices

Tenant shall deliver to Landlord forthwith upon Tenant's receiving the same copies of all assessment notices, tax bills, receipts and other documents received by Tenant relating to Realty Taxes on the Premises or the Project.

6.5 Contest of Realty Taxes

(a) Landlord may contest any Realty Taxes and appeal any assessments related thereto and may withdraw any such contest or appeal or may agree with the relevant authorities on any settlement in respect thereof. Tenant will co-operate with Landlord in respect of any such contest and appeal and shall provide to Landlord such information and execute such documents as Landlord requests to give full effect to the foregoing. All costs of any such contest and appeal by Landlord shall be included in Operating Costs.

(b) Tenant will not contest any Realty Taxes or appeal any assessments related thereto without first notifying Landlord in writing at least twenty (20) days prior to filing such contest or appeal and obtaining Landlord's prior written consent and delivering to Landlord such security as may be required by Landlord, acting reasonably, against any costs, liabilities or damages which might arise out of such contest or appeal. Tenant shall promptly upon request pay all costs and expenses, including without limitation legal expenses, incurred by Landlord as a result of any such contest or appeal by Tenant and indemnify Landlord against all costs, liabilities or damages which may be incurred by Landlord or any other person arising out of such contest or appeal. While any such contest or appeal by Tenant is in progress Tenant shall continue to pay Realty Taxes in respect of the Premises as if such contest or appeal had not be commenced.

7. OPERATION OF PROJECT

7.1 Operation of Project by Landlord

(a) Landlord shall repair, maintain and operate the Project, other than Leasable Areas, in a reasonable manner having regard to its size, age, location and character **and befitting a "B" class building.**

(b) Landlord may at its sole option, provide janitorial and cleaning services to the Premises substantially in accordance with prevailing standards for office buildings of a similar standard in the area in which the Project is located. Landlord shall not be liable for any loss or damage caused in performance of any maintenance or cleaning services provided to the Premises, no matter how caused, whether by theft and whether or not resulting from or contributed to by the negligence of Landlord, its servants, agents, employees, contractors or persons for whom Landlord is in law responsible. Without in any way limiting or affecting the generality or interpretation of the foregoing, Landlord shall in no event be liable for any indirect or consequential damages suffered by Tenant or any others.

7.2 Tenant's Payment of Operating Costs

Commencing on the Commencement Date and thereafter at all times throughout the Term Tenant shall pay to Landlord the Proportionate Share of Operating Costs. Subject to Section 5.5, the amounts payable by Tenant pursuant to this Section 7.2 shall be paid to Landlord within ten (10) days after the submission to Tenant of a statement showing the amount payable by Tenant from time to time. All amounts payable under this Article 7 in respect of any period not falling entirely within the Term shall be adjusted on a per diem basis.

7.3 Adjustments to Operating Costs

(a) If by reason of the conduct of business on the Premises outside Business Hours, or by reason of the particular use or occupancy of the Premises or any of the Common Facilities by Tenant, its employees, agents or persons having business with Tenant, additional costs in the nature of Operating Costs, such as utility charges, security costs, and costs of heating, ventilating and air conditioning, are incurred in excess of the costs which would otherwise have been incurred for such items ("Excess Costs"), then Landlord shall have the right to determine on a reasonable basis and require Tenant to pay such Excess Costs.

(b) If Tenant or any other tenant of the Project, pursuant to its lease or otherwise by arrangement with Landlord, provides at its cost any goods or services the cost of which would otherwise be included in Operating Costs, or if any goods or services the cost of which is included in Operating Costs benefit any portion of the Project to a materially greater or lesser extent than any other portion of the Project, then either the denominator for determining a Proportionate Share, or alternatively the amount of Operating Costs, may be adjusted as determined by Landlord acting reasonably to provide for the equitable allocation of the cost of such goods and services among the tenants of the Project.

8. USE OF PREMISES

8.1 Use of Premises

To the intent that this covenant shall run with the Premises for the benefit for the Project, excluding the Premises, Tenant covenants that it shall not use and shall not permit the Premises to be used for any purpose other than as described as Use of Premises in subsection 1(h) hereof.

8.2 Conduct of Business

At all times throughout the Term, Tenant shall continuously and actively conduct its business in the whole of the Premises in a first class and reputable manner.

8.3 Tenant's Fixtures

Tenant shall install and maintain in the Premises at all times during the Term first-class trade fixtures including furnishings and equipment adequate and appropriate for the business to be conducted on the Premises, all of which shall be kept in good order and condition. Tenant shall not remove any trade fixtures or other contents from the Premises during the Term except, with the prior written consent of Landlord, in the ordinary course of business or for the purpose of replacing them with others at least equal in value and function to those being removed.

8.4 Signs

Tenant shall not erect, install or display any sign or display on or visible from the exterior of the Premises except for a building standard sign on the main entry door to the Premises and on the building directory board, if any, both to be installed by Landlord at Tenant's cost to be paid forthwith upon request.

8.5 Waste Removal

Tenant shall not allow any refuse, garbage or any loose, objectionable material to accumulate in or about the Premises or the Project and will at all times keep the Premises in a clean and neat condition. Tenant at its expense shall at all times comply with Landlord's rules and regulations regarding the separation, removal and disposal of waste from the Premises. Notwithstanding the foregoing, Landlord shall have the option to take over the function of separating, removing and/or disposing of the waste and the cost to

Landlord of same shall be included in Operating Costs and any proceeds obtained may be retained by Landlord for its own account. Until removed from the Project all waste from the Premises shall be kept in appropriate containers within the Premises.

8.6 Pest Control

Tenant shall co-operate with Landlord and with any contractor(s) engaged by Landlord in respect of pest extermination in the Premises and the Building.

8.7 Waste and Nuisance

(a) Tenant shall not cause, suffer or permit any waste or damage to the Premises or leasehold improvements, fixtures or equipment therein nor permit any overloading of the floors thereof and shall not use or permit to be used any part of the Premises for any dangerous, noxious or offensive activity or goods and shall not do or bring anything or permit anything to be done or brought on or about the Premises or the Project which results in undue noise or vibration or which Landlord may reasonably deem to be hazardous or a nuisance or annoyance to any other tenants or any other persons permitted to be on the Project, and Tenant shall immediately take steps to remedy, remove or desist from any activity, equipment or goods on the Premises to which Landlord objects on a reasonable basis. Tenant shall take every reasonable precaution to protect the Premises and the Project from risk of damage by fire, water or the elements or any other cause.

(b) Tenant shall not itself, and shall not permit any of its employees, servants, agents, contractors or persons having business with Tenant, to obstruct any Common Facilities or use or permit to be used any Common Facilities for other than their intended purposes. Without limiting the foregoing, Tenant shall not permit any equipment, goods or material whatsoever to be placed or stored anywhere in or on the Common Facilities, including without limitation on the loading docks and other outside areas adjacent to the Premises. Tenant shall not, and shall not permit anyone else to, place anything on the roof of the Building or go on to the roof of the Building for any purpose whatsoever, without Landlord's prior written consent, which may be arbitrarily withheld in Landlord's sole discretion.

(c) Tenant shall not use any advertising, transmitting or other media or devices which can be heard, seen, or received outside the Premises, or which could interfere with any communications or other systems outside the Premises.

(d) Tenant shall be solely responsible for any contaminant, pollutant or toxic substance at any time affecting the Premises resulting from any act or omission of Tenant or any other person on the Premises or any activity or substance on the Premises during the Term, and any period prior to the Term during which the Premises were used or occupied by or under the control of Tenant, and shall be responsible for the clean-up and removal of any of the same and any damages caused by the occurrence, clean-up or removal of any of the same, and Tenant shall indemnify Landlord in respect thereof.

8.8 Compliance with Laws

Tenant shall be solely responsible for obtaining from all authorities having jurisdiction all necessary permits, licences and approvals as may be necessary to permit Tenant to occupy the Premises and conduct its business thereon, as required by all applicable Laws. Tenant shall comply at its own expense with all applicable Laws respecting the use, condition and occupation of the Premises, and all leasehold improvements, fixtures, equipment and contents thereof.

8.9 Deliveries

All deliveries to and from the Premises, and loading and unloading of goods, merchandise, refuse, materials and any other items, shall be made only by way of such driveways, access routes, doorways, corridors and loading docks as Landlord may from time to time designate and shall be subject to all applicable rules and regulations made by Landlord from time to time pursuant to Section 17.4.

8.10 Window Coverings

Tenant shall comply with all rules and regulations from time to time made by Landlord in respect of window coverings on the interior of the Premises, in order to maximize the efficiency of the climate control equipment in or serving the Premises or to maintain an attractive uniform appearance of the Project from the exterior thereof.

8.11 Prohibited Uses

Tenant shall not cause, suffer or permit the Premises or any part thereof to be used at any time during the Term for any of the following businesses or activities:

(a) any retail or wholesale sales activities or any auction;

(b) any vending machines or other coin operated machines, entertainment or games machines or any other mechanical or electrical serving or dispensing machines or devices whatsoever or the sale or supply of food or beverages (other than food or beverages such as are routinely served in office premises without charge to employees such as coffee and soft drinks) unless expressly permitted in writing by Landlord, in its sole discretion;

(c) any sale of tickets for theatre or other entertainment events or lottery tickets;

(d) any business which would result in people waiting in Common Facilities to enter the Premises;

(e) any type of business or business practice which would, in the sole opinion of Landlord, tend to lower the character or image of the Project or any portion thereof;

(f) any use which in any way contravenes any restrictive covenants in leases granted by Landlord; Tenant covenants and agrees that it will not carry on in the Premises any business which will in any way place Landlord in breach of any such restrictive covenants and Tenant will indemnify and save Landlord harmless from and against all actions, claims, demands and costs with respect thereto; this subsection (f) shall not be interpreted to prevent Tenant from carrying on in the Premises any business to the extent expressly permitted pursuant to Section 8.1 hereof; or

(g) any business or activity not in compliance with all Laws.

The inclusion of the foregoing provisions of this Section 8.11 shall not be deemed to be a representation or warranty of Landlord that any of the foregoing activities will not be authorized by Landlord to be conducted on any part of the Project.

Tenant shall forthwith, upon the request of Landlord, discontinue any business, conduct or practice carried on or maintained in or about the Premises which, in Landlord's **reasonable** opinion, may damage or reflect unfavourably upon Landlord, the Project, or any other tenants or occupants thereof.

If, in the opinion of Landlord, Tenant is in breach of any of the provisions of this Section 8.11, Tenant shall immediately discontinue such use upon Landlord's written request.

9. SERVICES AND UTILITIES

9.1 Utilities

(a) Tenant shall promptly pay for, as and when they fall due, to Landlord or as Landlord shall from time to time direct, all costs of supplying water, electricity, gas, and any other utilities which are available and supplied to or in respect of the Premises, and all costs for all fittings, connections and meters and all work performed in connection with any services or utilities provided to the Premises. Tenant shall promptly execute and deliver any agreements required by Landlord or by utilities suppliers in respect of the supply of any utilities to the Premises. Tenant's use of any such utilities shall not exceed the available capacity of the existing systems from time to time.

(b) Should there be no individual meters for the measurement of the consumption of any utilities supplied to the Premises then Landlord, acting reasonably, may allocate the cost of such utilities among the various users thereof. If required by Landlord, **acting reasonably,** Tenant shall install at its expense a separate meter or meters to measure the consumption of any or all utilities in the Premises. The cost of any utilities which are not charged to tenants of the Building individually shall be included in Operating Costs.

9.2 Heating and Air Conditioning

Landlord shall heat the Premises during the appropriate heating season and shall cool the Premises during the appropriate air conditioning season for the normal use of the Premises during Business Hours. If the heating, ventilating or air conditioning systems or equipment serving the Premises shall require maintenance, repair or replacement, Landlord shall attend to same with reasonable promptness. Landlord shall have the right to require Tenant to pay as Excess Costs, pursuant to subsection 7.3(a), any increase in Operating Costs caused by: (a) the particular use or occupancy of the Premises; (b) above-normal consumption of electrical or other power on the Premises; (c) the configuration of partitions or other items on the Premises; or (d) the failure of Tenant to shade windows.

9.3 Non-Liability of Landlord

Landlord shall not be liable for any damages, direct or indirect, resulting from or contributed to by any interruption or cessation in supply of any utilities or heating, ventilating, air conditioning and humidity control. Without limiting the generality of the foregoing, Landlord shall not be liable for and Tenant shall indemnify Landlord against any and all indirect or consequential damages or damages for personal discomfort or illness of Tenant or any persons permitted by it to be on the Premises, by reason of the suspension or non-operation of any utilities, heating, ventilating, air conditioning or humidity control.

9.4 Landlord's Suspension of Utilities

In order to effect any maintenance, repairs, replacements or alterations to any of such utilities, heating, ventilating, air conditioning or humidity control equipment or systems, or any other part of the Project, Landlord shall have the right to modify or temporarily discontinue or suspend the operation of any such equipment or systems as required from time to time, **provided that such discontinuance or suspension shall be handled by the Landlord with reasonable promptness subject to the scope and severity of the required repairs and in consideration of any uncontrollable and unavoidable delays incurred by the Landlord.**

10. MAINTENANCE, REPAIRS AND ALTERATIONS

10.1 Maintenance and Repairs of Premises

At all times throughout the Term, Tenant at its sole expense shall perform such maintenance (including painting and repair or replacement of any interior finishings), repairs and replacements as required to keep the Premises, all contents thereof and all services and equipment located in or primarily serving the Premises, in first-class appearance and condition, and in accordance with all Laws and Landlord's reasonable requirements, subject only to the obligations of Landlord expressly provided in Section 10.7. For the purposes of this Section 10.1, the Premises shall include, without limitation, all leasehold improvements, perimeter walls and glass and doors.

10.2 Approval of Repairs and Alterations

(a) Tenant shall not make any repairs, replacements, changes, additions, improvements or alterations (hereinafter referred to as "Alterations") to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld unless such proposed Alterations might affect the demising walls or entrances of the Premises or the structure of the Building or the coverage of the Project for zoning purposes, or the parking requirements for the Project, or impair the value or usefulness of the Premises or the Project, in any of which cases Landlord's consent may be unreasonably withheld in Landlord's sole discretion.

(b) With its request for consent, Tenant shall submit to Landlord details of the proposed Alterations including plans and specifications prepared by qualified architects or engineers, and such Alterations shall be completed in accordance with the plans and specifications approved in writing by Landlord.

(c) All Alterations shall be planned and completed in compliance with all Laws and Tenant shall, prior to commencing any Alterations, obtain at its expense all necessary permits and licences. Prior to the commencement of any such Alterations Tenant shall furnish to Landlord such evidence as reasonably required by Landlord of the projected cost of Alterations and Tenant's ability to pay for same, together with such indemnification against costs, liens and damages as Landlord shall reasonably require including, if required by Landlord, a performance, completion and labour and materials bond acceptable to Landlord guaranteeing completion of such Alterations.

(d) All Alterations shall be performed at Tenant's cost, promptly and in a good and workmanlike manner and in compliance with Landlord's rules and regulations, by competent contractors or workmen who shall be first approved in writing by Landlord, which approval shall not be unreasonably withheld. Unless expressly authorized by Landlord in writing to the contrary, all Alterations which might cost in excess of Two Thousand, Five Hundred ($2,500.00) Dollars to complete or which might affect the structure or any mechanical, electrical, utility, sprinkler, communications or other similar systems within the Premises or the Project, shall, at Landlord's option, be performed at Tenant's expense by Landlord or by contractors designated by Landlord and under Landlord's supervision and under the supervision of a qualified architect or engineer approved by Landlord, in advance. For all Alterations performed by Landlord or at Landlord's expense or under Landlord's supervision, Tenant shall pay forthwith upon request all amounts paid or payable by Landlord to third parties and all reasonable charges of Landlord for its own personnel plus ten (10%) percent of such amounts and charges for Landlord's inspection and supervision plus a further ten (10%) percent of such amounts and charges for overhead and profit. All Alterations, the making of which might disrupt other tenants or occupants of the Project or the public, shall be performed outside Business Hours, **unless approved in writing by the Landlord in advance.**

(e) If Tenant performs any such Alterations without compliance with all of the foregoing provisions of this Article 10, Landlord shall have the right to require Tenant to remove such Alterations forthwith.

(f) Tenant shall pay to Landlord forthwith upon request all of Landlord's reasonable costs including, without limitation, fees of architects, engineers and designers, incurred in dealing with Tenant's request for Landlord's consent to any Alterations, whether or not such consent is granted, and in inspecting and supervising any such Alterations and Landlord shall have the right to require Tenant to pay Landlord a deposit on account of such costs as a precondition to Landlord's granting such consent.

10.3 Repair According to Landlord's Notice

Landlord or any persons designated by it shall have the right to enter the Premises at any time to view the state of repair and condition thereof and Tenant shall promptly perform according to Landlord's written notice any maintenance (including painting and repair or replacement of any interior finishings), repairs or replacements in accordance with Tenant's obligations hereunder.

10.4 Notice by Tenant

Tenant shall give immediate written notice to Landlord of any accident, defect or damage in any part of the Premises or the Project which comes to the attention of Tenant or any of its employees or contractors notwithstanding the fact that Landlord may have no obligation in respect of the same.

10.5 Ownership of Leasehold Improvements

All leasehold improvements installed in or about the Premises shall forthwith upon the installation thereof become the property of Landlord but without Landlord's thereby accepting any responsibility in respect of the maintenance, repair or replacement thereof. The expression "leasehold improvements" where used in this Lease includes, without limitation, all fixtures, installations, alterations and additions from time to time made or installed in or about the Premises, and includes all of the following, whether or not they are trade fixtures or easily removable: doors, partitions and hardware; mechanical, electrical and utility installations; carpeting, drapes, other floor and window coverings and drapery hardware; heating, ventilating, air conditioning and humidity control equipment; lighting fixtures; built-in furniture and finishings; counters in any way connected to the Premises or to any utility services located therein. The only exclusions from "leasehold improvements" are free-standing furniture, trade fixtures and equipment not in any way connected to the Premises or to any utilities systems located therein.

10.6 Construction Liens

Tenant shall make all payments and take all steps as may be necessary to ensure that no lien is registered against the Project or any portion thereof as a result of any work, services or materials supplied to Tenant or the Premises. Tenant shall cause any such registrations to be discharged or vacated immediately after notice from Landlord, or within ten (10) days after registration, whichever is earlier. Tenant shall indemnify and save harmless Landlord from and against any liabilities, claims, liens, damages, costs and expenses, including legal expenses, arising in connection with any work, services or materials supplied to Tenant or the Premises. If Tenant fails to cause any such registration to be discharged or vacated as aforesaid then, in addition to any other rights of Landlord, Landlord may, but shall not be obliged to, discharge the same by paying the amount claimed into court, and the amounts so paid and all costs incurred by Landlord, including legal fees and disbursements, shall be paid by Tenant to Landlord forthwith upon demand.

10.7 Landlord's Repairs

Subject to the provisions of Article 12 herein and subject to Tenant's obligations hereunder, to the extent that the failure to do so would materially detrimentally affect access to or use of the Premises, on reasonable notice from Tenant Landlord shall repair: (a) defects in the structure of the Project and exterior walls of the Building; and (b) transportation, electrical, mechanical and drainage equipment and systems forming part of the Project but not located within the Premises and not serving exclusively the Premises. Landlord's costs of compliance with this Section 10.7 shall be included in Operating Costs to the extent set out in Section 2.13. Provided that to the extent that such repair is necessitated directly or indirectly by any act or omission of Tenant or any servant, employee, agent, contractor, invitee or licensee of Tenant, Tenant shall be solely responsible for the cost of such repairs in accordance with Section 10.8 and shall indemnify Landlord in respect thereof.

10.8 Special Services

(a) Tenant shall pay Landlord on demand all charges as determined and allocated by Landlord acting reasonably in respect of all special services provided to or for the benefit of Tenant beyond building standard services the costs of which are included in Operating Costs. Unless otherwise expressly agreed between Landlord and Tenant to the contrary in respect of any specific matter from time to time, all work performed and materials supplied by Landlord for Tenant or otherwise respecting the Premises pursuant to the provisions hereof or otherwise shall be paid for by Tenant to Landlord forthwith on demand at Landlord's cost for the same plus ten (10%) percent for inspection and supervision plus ten (10%) percent for overhead and profit or such other reasonable amounts as may be charged by Landlord for overhead and profit from time to time.

(b) Landlord shall be the exclusive supplier in respect of the Premises, at Tenant's expense, for replacement of tubes, bulbs and ballasts, for any services requiring drilling or otherwise penetrating floors, walls or ceilings, and for locksmithing and security arrangements. If Landlord, in its sole discretion, agrees in writing with Tenant that it shall not be the exclusive supplier of any of the aforesaid services, then only persons approved by Landlord acting reasonably may supply same to the Premises.

11. END OF TERM

11.1 Vacating of Possession

Forthwith upon the expiry or earlier termination of the Term, Tenant shall deliver to Landlord vacant possession of the Premises in such condition in which Tenant is required to keep the Premises during the Term pursuant hereto and shall leave the Premises in neat and clean condition and shall deliver to Landlord all keys for the Premises and all keys or combinations to locks on doors or vaults in the Premises.

11.2 Removal of Trade Fixtures

Provided Tenant has paid all Rent and is not otherwise in default hereunder, or if otherwise authorized or requested by Landlord, at the expiry or earlier termination of the Term Tenant shall remove its trade fixtures and repair all damage resulting from the installation or removal of such trade fixtures. If at the expiry or earlier termination of the Term Tenant does not remove its trade fixtures or any of its other property on the Premises, Landlord shall have no obligation in respect thereof and may sell or destroy the same or have them removed or stored at the expense of Tenant; at the option of Landlord, such trade fixtures or property shall become the absolute property of Landlord without any compensation to Tenant.

11.3 Removal of Leasehold Improvements

Intentionally Deleted.

11.4 Overholding by Tenant

If Tenant remains in possession of all or any part of the Premises after the expiry of the Term with the consent of Landlord but without any further written agreement, this Lease shall not be deemed thereby to have been extended and Tenant shall be deemed to be occupying the Premises as a monthly tenant on the same terms as set forth in this Lease insofar as they are applicable to a monthly tenancy except the monthly Basic Rent shall be twice the monthly Basic Rent payable during the last twelve months of the Term.

12. DAMAGE AND DESTRUCTION

12.1 Insured Damage to Premises

(a) If there is damage to or destruction of the Premises caused by an occurrence against which, and to not more than the extent that, Landlord either is required to insure pursuant to this Lease or is otherwise insured ("Insured Damage"), then the following provisions of this Section 12.1 shall apply.

(b) If such damage or destruction is such as to render the whole or any part of the Premises unusable for the purpose of Tenant's use and occupancy thereof, Landlord shall deliver to Tenant within thirty (30) days following the occurrence of such damage or destruction its reasonable opinion as to whether or not the same is capable of being repaired, to the extent of Landlord's repair obligations hereunder, within **one hundred twenty (120)** days following such occurrence.

(c) If this Lease is not terminated as herein provided, Landlord, to the extent of insurance proceeds which it receives or would have received had it maintained such insurance as it is required to maintain hereunder, and to the extent that any mortgagee(s) entitled to be paid such insurance proceeds consents to the use of the same for repair of such damage or destruction, shall diligently proceed to perform repairs to the Premises to the extent of its obligations pursuant to Section 10.7 hereof; and Tenant, commencing as soon as practicable but without interfering with Landlord's repairs, shall diligently perform such repairs as are Tenant's responsibility pursuant hereto.

(d) If in Landlord's reasonable opinion, the Premises are not capable of being repaired as aforesaid within **one hundred twenty (120)** days following such occurrence, Landlord may elect, by written notice to the Tenant within thirty (30) days after delivery by Landlord of the opinion provided for in subsection 12.1(b) above, to terminate this Lease, whereupon Tenant shall immediately surrender possession of the Premises and Basic Rent and all other payments for which Tenant is liable pursuant hereto shall be apportioned to the effective date of such termination.

(e) If the damage is such as to render the whole or any part of the Premises unusable in whole or in part for the purpose of Tenant's use and occupancy thereof for a period of ten (10) days or more, then the Basic Rent payable hereunder shall abate for the portion of such period in excess of ten (10) days, to the extent that Tenant's use and occupancy of the Premises is in fact diminished, which determination shall be made by Landlord, until the earlier of: (i) the thirtieth (30th) day after the Premises are determined by Landlord to be ready for Tenant to commence its repairs to the Premises; and (ii) the date on which

Tenant first commences the conduct of business in any part of the Premises which had been damaged.

(f) The respective obligations of Landlord and Tenant with respect to repair of the Premises following any damage or destruction shall be performed with all reasonable speed and in accordance with all applicable obligations to repair contained herein. Tenant acknowledges that its obligations to repair the Premises after such damage or destruction shall be performed at its sole cost without any contribution by Landlord whether or not the damage or destruction was caused by Landlord's fault and whether or not Landlord had at any time made any contribution to the cost of any leasehold improvements in the Premises. In any event, within thirty (30) days after Landlord has completed its repairs to the Premises as aforesaid, Tenant shall complete its repairs to the Premises and shall recommence the conduct of business thereon.

12.2 Uninsured Damage and Last Two Years

If there is damage to or destruction of the Premises and if, in Landlord's reasonable opinion, of which notice is given to Tenant within fifteen (15) days after the later of the date of such damage or destruction and the date upon which Landlord is notified by Tenant of such damage or destruction, the Premises are not capable of being repaired to the extent of Landlord's repair obligations within thirty (30) days following the giving of such notice and if: (a) such damage or destruction is not Insured Damage; or (b) such damage or destruction occurs within the last two (2) Lease Years of the Term and either Tenant has no remaining rights to renew this Lease or, having the right to renew this Lease fails to do so within fifteen (15) days after receipt of the said notice, then Landlord, at its option to be exercised by written notice given to Tenant within thirty (30) days after the later of the date of such damage or destruction and the date upon which Landlord is notified by Tenant of such damage or destruction, may terminate this Lease whereupon Tenant shall immediately surrender possession of the Premises and Basic Rent and all other payments for which Tenant is liable hereunder shall be apportioned to the effective date of such termination. If this Lease is not terminated as aforesaid the parties shall repair as provided in subsection 12.1(c) hereof and there shall be no abatement of any Rent unless the damage or destruction is Insured Damage and then only to the extent expressly provided in subsection 12.1(e) above.

12.3 Damage to Project

If twenty-five (25%) percent or more of the Rentable Area of Leasable Areas of the Project is damaged or destroyed by any cause whatsoever, whether or not there is any damage to the Premises, Landlord may, at its option, by notice given to Tenant within sixty (60) days after such occurrence, terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) days and not more than one hundred eighty (180) days after the giving of such notice. In the event of such termination Tenant shall surrender vacant possession of the Premises by not later than the said date of termination, and Basic Rent and all other payments for which Tenant is liable hereunder shall be apportioned to the effective date of termination. If Landlord does not so elect to terminate this Lease, Landlord shall diligently proceed to repair and rebuild the Project to the extent of its obligations pursuant hereto to the extent of insurance proceeds which Landlord receives or would have received had it maintained such insurance as required hereunder, and to the extent that any mortgagee entitled to be paid such insurance proceeds consents to the use of same for such purpose.

12.4 Restoration of Premises or Project

If there is damage to or destruction of the Premises or the Project and if this Lease is not terminated pursuant hereto, Landlord, in performing its repairs as required hereby, shall not be obliged to repair or rebuild in accordance with the plans or specifications for the

Premises or the Project as they existed prior to such damage or destruction; rather, Landlord may repair or rebuild in accordance with any plans and specifications chosen by Landlord in its sole discretion provided that Tenant's use of and access to the Premises and the general overall quality of the Project are not materially detrimentally affected by any difference in plans or specifications of the Premises or the Project.

12.5 Determination of Matters

For the purposes of this Article 12 all matters requiring determination such as, without limitation, the extent to which any area(s) of the Premises or the Project are damaged or are not capable of being used, or the time within which repairs may be made, unless expressly provided to the contrary, shall be determined by Landlord's Architect, such determination to be final and binding on the parties.

13. INSURANCE AND INDEMNITY

13.1 Landlord's Insurance

Landlord shall obtain and maintain in full force and effect during the Term with respect to the Project insurance against such occurrences and in such amounts, on such terms and with such deductible(s) as would a prudent owner of such a project. Such insurance may include, without limitation: (a) insurance on the Building and any improvements therein which Landlord desires to insure, against damage by fire and other risks covered by extended coverage fire insurance policies or, at Landlord's option, all risks insurance; (b) boiler and machinery insurance; (c) rental income insurance; (d) public liability insurance; and (e) such other insurance and in such amounts and on such terms as Landlord, in its discretion, may reasonably determine. Notwithstanding that Tenant shall be contributing to the costs of such insurance pursuant to the terms of this Lease, Tenant shall not have any interest in or any right to recover any proceeds under any of Landlord's insurance policies. Landlord shall use reasonable efforts to obtain in its property insurance policies a waiver of subrogation against Tenant, if same can be obtained from Landlord's insurers without extra cost, on such terms and with such limits and deductibles as Landlord shall determine.

13.2 Tenant's Effect On Other Insurance

(a) Tenant shall not do or permit anywhere on the Premises or Project anything which might: (i) result in any increase in the cost of any insurance policy of Landlord on the Project; (ii) result in an actual or threatened cancellation of or adverse change in any insurance policy of Landlord on the Project; or (iii) be prohibited by any insurance policy of Landlord on the Project.

(b) If the cost of any insurance policies of Landlord on the Project is increased as a result of any improvements made by Tenant or anything done or permitted by Tenant anywhere on the Premises or Project, Tenant shall pay the full amount of such increase to Landlord forthwith upon demand. Tenant's responsibility for any increased cost of insurance as aforesaid shall be conclusively determined by a statement issued by the organization, company or insurer establishing the insurance rates for the relevant policy.

(c) If there is an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord on the Project by reason of anything done or permitted by Tenant anywhere on the Premises or Project, and if Tenant fails to remedy the situation giving rise to such actual or threatened cancellation or change within twenty-four (24) hours after notice from Landlord, then Landlord may, at its option, either: (i) terminate this Lease forthwith by written notice; or, (ii) remedy the situation giving rise to such actual or threatened cancellation or change, all at the cost of Tenant to be paid to Landlord forthwith upon demand, and for such purpose Landlord shall have the right to enter upon the Premises without further notice.

13.3 Tenant's Insurance

(a) Tenant shall, at its sole expense, maintain in full force and effect at all times throughout the Term and such other times, if any, as Tenant occupies the Premises or any portion thereof, such insurance as would be maintained by a prudent tenant of premises such as the Premises, which insurance shall include at least all of the following:

(i) comprehensive general liability insurance on an occurrence basis with respect to any use and occupancy of or things on the Premises **including the full replacement cost of the Premises**, and with respect to the use and occupancy of any other part of the Project by Tenant or any of its employees, servants, agents, invitees, licensees, subtenants, contractors or persons for whom Tenant is in law responsible, with coverage for any occurrence of not less than Two Million ($2,000,000.00) Dollars or such higher amount as Landlord may reasonably require on not less than one (1) month's notice;

(ii) all risks insurance covering the leasehold improvements, trade fixtures and contents on the Premises, for not less than the full replacement cost thereof and with a replacement cost endorsement;

(iii) ***Intentionally Deleted.***

(iv) ***Intentionally Deleted.***

(v) ***Intentionally Deleted.***

(vi) any other insurance against such risks and in such amounts as Landlord or any mortgagee of Landlord may from time to time reasonably require upon not less than thirty (30) days' notice to Tenant.

(b) **The above** Tenant's insurance policies shall name Landlord as an additional insured with Landlord as loss payee, and shall be taken out with insurers and shall be in such form and on such terms as are satisfactory to Landlord from time to time. Without limiting the generality of the foregoing, each of Tenant's insurance policies shall contain:

(i) the standard mortgage clause as may be required by any mortgagee of Landlord;

(ii) a waiver by the insurer of any rights of subrogation to which such insurer might otherwise be entitled against Landlord or any person for whom Landlord is in law responsible;

(iii) an undertaking by the insurer that no material change adverse to Tenant or Landlord or any mortgagee of Landlord will be made and the policy will not expire, lapse or be terminated, except after not less than thirty (30) days' written notice to Tenant and Landlord and to any mortgagee of Landlord;

(iv) a provision stating that Tenant's insurance policy shall be primary and shall not call into contribution any other insurance available to Landlord;

(v) ***Intentionally Deleted.***

(vi) a severability of interests clause and a cross-liability clause; and

(vii) ***Intentionally Deleted.***

(c) Tenant shall **provide upon request to the** Landlord either certificates or certified copies of Tenant's insurance policies which are in good standing and in compliance with Tenant's obligations hereunder.

(d) Tenant hereby releases Landlord and its servants, agents, employees, contractors and those for whom Landlord is in law responsible from all losses, damages and claims of any kind in respect of which Tenant is required to maintain insurance hereunder or is otherwise insured.

13.4 Landlord's Right to Place Tenant's Insurance

If Tenant fails to maintain in force, or pay any premiums for, any insurance required to be maintained by Tenant hereunder, or if Tenant fails from time to time to deliver to Landlord satisfactory proof of the good standing of any such insurance or the payment of premiums therefor, then Landlord, without prejudice to any of its other rights and remedies hereunder, shall have the right but not the obligation to effect such insurance on behalf of Tenant and the cost thereof and all other reasonable expenses incurred by Landlord in that regard shall be paid by Tenant to Landlord forthwith upon demand.

13.5 Landlord's Non-Liability

Tenant agrees that Landlord shall not be liable or responsible in any way for any injury or death to any person or for any loss or damage to any property at any time on or about the Premises or any property owned by or being the responsibility of Tenant or any of its servants, agents, customers, contractors or persons for whom Tenant is in law responsible elsewhere on or about the Project, no matter how the same shall be caused and whether or not resulting from the negligence of Landlord, its servants, agents, employees, contractors or persons for whom Landlord is in law responsible. Without limiting the generality of the foregoing, Landlord shall not be liable or responsible for any such injury, death, loss or damage to any persons or property caused or contributed to by any of the following: fire, explosion, steam, water, rain, snow, dampness, leakage, electricity or gas. Without limiting or affecting the generality or interpretation of the foregoing, and notwithstanding the foregoing, it is agreed that Landlord shall in no event be liable for any indirect or consequential damages suffered by Tenant.

13.6 Indemnity of Landlord

Tenant shall indemnify Landlord and all of its servants, agents, employees, contractors and persons for whom Landlord is in law responsible against any and all liabilities, claims, damages, losses and expenses, including all reasonable legal fees and disbursements, arising from: (a) any breach by Tenant of any of the provisions of this Lease; (b) any act or omission of any person on the Premises or any use or occupancy of or any things in the Premises; (c) any act or omission of Tenant or any of its servants, agents, employees, invitees, licensees, sub-tenants, concessionaires, contractors or persons for whom Tenant is in law responsible on the Premises or elsewhere on or about the Project; or (d) any injury or death of persons, or any loss or damage to property of Tenant or any of its servants, agents, employees, invitees, licensees, subtenants, contractors or persons for whom Tenant is in law responsible, on the Premises or elsewhere on or about the Project.

13.7 Landlord's Employees and Agents

Every indemnity, exclusion or release of liability and waiver of subrogation contained in this Lease for the benefit of Landlord shall extend to and benefit all of Landlord's servants, agents, employees, and others for whom Landlord is in law responsible. Solely for such purpose, and to the extent that Landlord expressly chooses to enforce the benefits of this section for the foregoing persons, it is agreed that Landlord is the agent or trustee for such persons.

14. ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL

14.1 Consent Required

(a) Tenant shall not assign this Lease in whole or in part and shall not sublet or part with or share possession of all or any part of the Premises and shall not grant any licences or other rights to others to use any portion of the Premises (all of the foregoing being hereinafter referred to as a "Transfer"; a party making a Transfer is referred to as a "Transferor" and a party taking a Transfer is referred to as a "Transferee") without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord shall be entitled to arbitrarily or unreasonably withhold its consent to any Transfer in respect of which Landlord exercises its right to terminate this Lease, or to take a Transfer of the Premises or any portion thereof, pursuant to Section 14.3. The provisions of this Article 14 shall apply to any Transfer which might occur by inheritance or operation of law.

(b) Notwithstanding and without in any way affecting or limiting the interpretation of the foregoing, it is agreed that it shall be reasonable for Landlord to withhold its consent to a Transfer unless it is shown to Landlord's satisfaction that: (i) the proposed Transferee has a good business and personal reputation; (ii) the proposed Transferee or its principal shareholders has not been bankrupt or the holder of twenty (20%) percent or more of the issued shares of any class of shares of a corporation or of an interest in a partnership, either of which has been bankrupt in the ten (10) years preceding the date of the proposed Transfer; (iii) the proposed Transferee has good financial strength at least equal to that of Tenant at the date of this Lease, and at least sufficient to satisfy all of the obligations of Tenant hereunder; (iv) the proposed Transferee is not an existing occupant of any part of the Project and has not then recently been a prospect involved in bona fide negotiations with Landlord respecting the leasing of any premises in the Project and is not in any way affiliated with such existing occupant or bona fide prospect; and (v) the Transfer would not result in a breach of any agreement by which Landlord is bound with respect to any part of the Project.

(c) If Landlord withholds, delays or refuses to give consent to any Transfer, whether or not Landlord is entitled to do so, Landlord shall not be liable for any losses or damages in any way resulting therefrom and Tenant shall not be entitled to terminate this Lease or exercise any other remedy whatever in respect thereof except to seek the order of a court of competent jurisdiction compelling Landlord to grant any such consent which Landlord is obliged to grant pursuant to the terms of this Lease.

(d) No Transfer may be made where any portion of Rent is lower than that provided for herein or otherwise on terms more favourable to the Transferee than the terms set forth herein.

14.2 Obtaining Consent

All requests to Landlord for consent to any Transfer shall be made to Landlord in writing together with a copy of the agreement pursuant to which the proposed Transfer will be made, accompanied by such information in writing as a landlord might reasonably require respecting a proposed Transferee including, without limitation, name, business and home addresses and telephone numbers, business experience, credit information and rating, financial position and banking and personal references, description of business proposed to be conducted by the Transferee on the Premises and parking requirements for such business. Tenant shall promptly pay all costs incurred by Landlord in considering and processing the request for consent including legal costs and all costs of completing any documentation to implement any Transfer, which shall be prepared by Landlord or its solicitor if required by Landlord, and as a prior condition to considering any request for consent Landlord may require from Tenant payment of a reasonable deposit, of at least Four Hundred Fifty ($450.00) Dollars, on account of Landlord's said costs.

14.3 Landlord's Option

Notwithstanding the other provisions contained in this Article 14, after Landlord receives a request for consent to a Transfer with the information and copy of agreement hereinabove required, it shall have the option, to be exercised by written notice to Tenant within fifteen (15) days after the receipt of such request, information, deposit and agreement to: (a) to terminate this Lease as it relates to the portion of the Premises which is the subject of the proposed Transfer ("Transferred Premises") effective as of the date on which the proposed Transfer was to have occurred; or (b) take a Transfer from Tenant of the Transferred Premises on the same terms as the Transfer in respect of which Tenant has requested Landlord's consent, as aforesaid. If Landlord gives Tenant notice either electing to terminate this Lease or to take a Transfer of the Transferred Premises, as aforesaid, Tenant shall have the right, to be exercised by written notice to Landlord within ten (10) days after receipt of such Landlord's notice, to withdraw the request for consent to the Transfer, in which case Tenant shall not proceed with such Transfer, the Landlord's notice shall be null and void and this Lease shall continue in full force and effect. If, pursuant to this Section 14.3, Landlord terminates this Lease as it relates to a portion of the Premises or takes a Transfer of a portion of the Premises, Tenant hereby grants to Landlord and any others entitled to use the same, to use for their intended purposes all portions of the Premises in the nature of common areas (such as corridors, washrooms, lobbies and the like), or which are reasonably required for proper access to or use of the Transferred Premises (such as reception areas, interior corridors, mechanical or electrical systems and ducts and the like).

14.4 Terms of Transfer

In the event of a Transfer, Landlord shall have the following rights, in default of any of which no such Transfer shall occur or be effective:

(a) to collect a deposit or further deposit to be held as a security deposit pursuant to Section 16.6 such that the security deposit held by Landlord shall be equivalent to at least the Basic Rent payable for the last two (2) months of the Term in respect of the premises which are the subject of the Transfer;

(b) to require Tenant and the Transferee and Indemnifier, if any, to enter into a written agreement to implement any amendments to this Lease to give effect to Landlord's exercise of any of its rights hereunder;

(c) to require the Transferee to enter into an agreement with Landlord in writing and under seal to be bound by all of Tenant's obligations under this Lease in respect of the Transferred Premises, and to waive any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors' proceeding, including, without limitation, the *Bankruptcy and Insolvency Act (Canada)* or the *Companies' Creditors Arrangement Act (Canada)*, and to agree that in the event of any such proceeding Landlord will comprise a separate class for voting purposes;

(d) to receive all amounts to be paid to Tenant under the agreement in respect of such Transfer less only any consideration which is bona fide being paid to Tenant for equipment, furnishings and other property to be conveyed by Tenant as part of or together with the transaction of Transfer and which is not reasonably attributable to Tenant's interest in this Lease and less, in the case of a sublease, all amounts receivable by Tenant under the sublease equal to the amounts payable by Tenant hereunder each month during the term of the sublease in respect of the Transferred Premises;

(e) to require the Transferee to waive any rights, pursuant to subsection 39(2) of the *Landlord and Tenant Act (Ontario)* and any amendments thereto and any other statutory provisions of the same or similar effect, to pay any Rent less than any amount payable hereunder;

(f) to require, if the Transfer is a sublease or other transaction other than an assignment, that upon notice from Landlord to the Transferee all amounts payable by the Transferee each month shall be paid directly to Landlord who shall apply the same on account of Tenant's obligations under this Lease;

(g) to require that this Lease be amended to delete therefrom any right of renewal and any option or right of first refusal to purchase the Premises.

14.5 Effect of Transfer

(a) No consent of Landlord to a Transfer shall be effective unless given in writing and executed by Landlord and no such consent shall be presumed by any act or omission of Landlord or by Landlord's failure to respond to any request for consent or by Landlord's accepting any payment of any amount payable hereunder from any party other than Tenant. No Transfer and no consent by Landlord to any Transfer shall constitute a waiver of the necessity to obtain Landlord's consent to any subsequent or other Transfer.

(b) In the event of any Transfer or any consent by Landlord to any Transfer, Tenant shall not thereby be released from any of its obligations hereunder but shall remain bound by all such obligations pursuant to this Lease for the balance of the Term. If this Lease is renewed or extended by any Transferee pursuant to any option of Tenant, each Transferor shall be liable for all of the obligations of Tenant throughout the Term as renewed or extended.

(c) Every Transferee shall be obliged to comply with all of the obligations of Tenant under this Lease, and any default of any Transferee shall also constitute a default of Tenant hereunder. If this Lease is ever disclaimed, repudiated or terminated by or on behalf of a Transferee pursuant to any bankruptcy, insolvency, winding-up or other creditors' proceeding, including, without limitation, any proceeding under the *Bankruptcy and Insolvency Act (Canada)* or the *Companies' Creditors Arrangement Act (Canada)*, or if this Lease is ever terminated by Landlord as a result of any act or default of any Transferee, Tenant shall nevertheless remain responsible for fulfilment of all obligations of Tenant hereunder for what would have been the balance of the Term but for such disclaimer, repudiation or termination, and shall upon Landlord's request enter into a new lease of the Premises for such balance of the Term and otherwise on the same terms and conditions as in this Lease.

14.6 No Advertising of Premises

Tenant shall not advertise this Lease or all or any part of the Premises or the business or fixtures or contents therein for sale without Landlord's prior written consent.

14.7 Mortgage of Lease

The restrictions on Transfer as aforesaid shall apply to any assigning, subletting, mortgaging, charging or otherwise transferring of the Premises or this Lease for the purpose of securing any obligation of Tenant.

14.8 Corporate Tenant

If Tenant or any occupant of the Premises at any time is a corporation, the transfer of the majority of the issued shares in the capital stock or any transfer, issuance or division of any shares of the corporation or of any affiliate of the corporation sufficient to transfer control to others, then the then present shareholders of the corporation shall be deemed for all purposes of this Article 14 to be a Transfer. Upon request, Tenant shall make the corporate books and records of Tenant and of any affiliate of Tenant available to Landlord and its representatives for inspection in order to ascertain whether or not there has at any time during the Term been a change in control of Tenant corporation as aforesaid. This

Section 14.8 shall not apply to Tenant if and as long as Tenant is in occupancy of the Premises and is a corporation whose shares are listed and traded on any recognized public stock exchange in Canada or the United States.

14.9 Assignment by Landlord

If Landlord sells, leases, mortgages or otherwise disposes of the Project or any part thereof or assigns its interest in this Lease, to the extent that the purchaser or assignee agrees with Landlord to assume the covenants and obligations of Landlord hereunder, Landlord shall thereupon be released from all liability pursuant to the terms of this Lease.

15. STATUS AND SUBORDINATION OF LEASE

15.1 Status Statement

Tenant shall, within ten (10) days after written request from Landlord, execute and deliver to Landlord, or to any actual or proposed lender, purchaser or assignee of Landlord, a statement or certificate in such form as requested by Landlord stating (if such is the case, or stating the manner in which such may not be the case): (a) that this Lease is unmodified and in full force and effect; (b) the date of commencement and expiry of the Term and the dates to which Basic Rent and any other Rent, including any prepaid rent, have been paid; (c) whether or not there is any existing default by Landlord under this Lease and, if so, specifying such default; and (d) that there are no defences, counter claims or rights of set-off in respect of the obligations hereunder of Tenant and (e) full details of the financial and credit standing and details of the corporate organization of Tenant and the Indemnifier, if any, including audited financial statements for such period of time as Landlord may require, it being intended that any such statement delivered pursuant hereto may be relied upon by an actual or prospective lender, purchaser and assignee of any interest of Landlord under this Lease or in the Premises.

15.2 Subordination

At the option of Landlord to be expressed in writing from time to time, this Lease and the rights of Tenant hereunder are and shall be subject and subordinate to any and all mortgages, trust deeds and charges (any of which is herein called "Mortgage") on the Project or any part thereof now or in the future, including all renewals, extensions, modifications and replacements of any Mortgages from time to time. Tenant shall at any time on notice from Landlord or holder of a Mortgage attorn to and become a tenant of the holder of any such Mortgage upon the same terms and conditions as set forth herein and shall execute promptly on request any certificates, agreements, instruments of postponement or attornment or other such instruments or agreements, including without limitation any short form or notice of this Lease for the purpose of registration on title to the Project, as requested from time to time to give full effect to this Article 15. Provided Tenant is not in default hereunder, Landlord shall use reasonable efforts to obtain from the holder of any Mortgage, in respect of which tenant has executed and delivered an instrument of postponement, subordination or attornment as required hereby, its agreement to permit Tenant to continue to occupy the Premises in accordance with the terms of this Lease.

15.3 Tenant's Failure to Comply

If Tenant fails to execute any certificate, agreement, instrument, or other document as required by the foregoing provisions of this Article 15 within ten (10) days after request by Landlord, then Landlord shall have the right, without limiting any other rights of Landlord hereunder or at law, to terminate this Lease or to execute any such certificate, agreement, instrument or document on behalf of Tenant and in Tenant's name, for which purpose Tenant hereby appoints Landlord as Tenant's attorney pursuant to the *Powers of Attorney Act (Ontario)*.

15.4 Registration

Tenant shall not register on title to the Project this Lease or any short form or notice hereof except in such form as has been approved by Landlord, acting reasonably, in writing, provided that Tenant shall pay Landlord's reasonable expenses, including legal fees, of such approval. Tenant shall forthwith provide to Landlord a duplicate registered copy of any short form or notice of this Lease or other document registered on title.

16. DEFAULT AND REMEDIES

16.1 Default and Remedies

If any of the following shall occur:

(a) Tenant fails, for any reason, to make any payment of Rent as and when the same is due to be paid hereunder and such default continues for five (5) days **after notice was given to Tenant advising that such payment was due;**

(b) Tenant fails, for any reason, to observe or perform any obligation of Tenant pursuant to this Lease other than the payment of any Rent, and such default continues for fifteen (15) days, or such shorter period as expressly provided herein, after notice thereof to Tenant;

(c) any of Landlord's insurance policies on the Project are actually or threatened to be cancelled or adversely changed as a result of any use of or articles on or about the Premises;

(d) Tenant shall purport to make a Transfer affecting the Premises, or the Premises shall be used by any person or for any purpose, other than in compliance with this Lease;

(e) Tenant or any other occupant of the Premises makes an assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal or arrangement with creditors, or Tenant makes any sale in bulk of any property on the Premises (other than in conjunction with a Transfer approved in writing by Landlord and made pursuant to all applicable legislation), or steps are taken for the winding up or other termination of Tenant's existence or liquidation of its assets;

(f) a trustee, receiver, receiver-manager, or similar person is appointed in respect of the assets or business of Tenant or any other occupant of the Premises;

(g) Tenant attempts to or does abandon the Premises or remove or dispose of any goods from the Premises, so that there would not be sufficient goods on the Premises subject to distress to satisfy all arrears of Rent and all Rent payable hereunder for a further period of at least six (6) months, or if the Premises are vacant or unoccupied for a period of five (5) consecutive days or more without the prior written consent of Landlord;

(h) this Lease or any other property of Tenant **in the Premises** is at any time seized or taken in execution which remains unsatisfied for a period of five (5) days or more;

(i) termination or re-entry by Landlord is permitted under any provision of this Lease or at law;

then the then current and the next three (3) months' Rent shall be forthwith due and payable and, in addition to any other rights or remedies to which Landlord is entitled hereunder or at law, Landlord shall have the following rights and remedies, which are cumulative and not alternative, namely:

(i) to terminate this Lease in respect of the whole or any part of the Premises by written notice to Tenant;

(ii) as agent of Tenant to relet the Premises and take possession of any furniture, fixtures, equipment or other property thereon and, upon giving notice to Tenant, to store the same at the expense and risk of Tenant or sell or otherwise dispose of the same at public or private sale without further notice, and to make alterations to the Premises to facilitate their reletting and to apply the net proceeds of the sale of any furniture, fixtures, equipment, or other property or from the reletting of the Premises, less all expenses incurred by Landlord in making the Premises ready for reletting and in reletting the Premises, on account of the Rent due and to become due under this Lease and Tenant shall be liable to Landlord for any deficiency and for all such expenses incurred by Landlord as aforesaid; nothing done by Landlord shall be construed as an election to terminate this Lease unless written notice of such termination is given by Landlord to Tenant;

(iii) to remedy any default of Tenant in performing any repairs, work or other obligations of Tenant hereunder, and in so doing to enter upon the Premises, without any liability to Tenant therefor and without constituting a re-entry of the Premises or termination of this Lease or breach of Landlord's covenant of quiet enjoyment, and, in such case, Tenant shall pay to Landlord forthwith upon demand all reasonable costs of Landlord in remedying or attempting to remedy any such default plus ten (10%) percent for inspection and supervision plus ten (10%) percent for overhead and profit or such other reasonable amounts as may be charged by Landlord for overhead and profit from time to time; and

(iv) to obtain damages from Tenant including, without limitation, if this Lease is terminated, all deficiencies between all amounts which would have been payable by Tenant for what would have been the balance of the Term, but for such termination, and all net amounts actually received by Landlord for such period.

16.2 Interest and Costs

(a) All amounts of Rent shall bear interest from their respective due dates until the dates of payment at the rate of five (5%) percent per annum in excess of the prime rate of interest charged by Landlord's bank in Ontario from time to time.

(b) Further, on each occurrence of default in the payment of Rent, Tenant shall pay to Landlord on demand in addition to the aforesaid interest an administration fee **in the amount of Twenty Five Dollars ($ 25.00).**

(c) Tenant shall pay to Landlord forthwith upon demand all costs incurred by Landlord, including, without limitation, legal expenses on a solicitor and his own client basis and reasonable compensation for all time expended by Landlord's own personnel, arising as a result of any default in Tenant's obligations under this Lease.

16.3 Bankruptcy and Insolvency

Tenant hereby waives any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors' proceeding, including, without limitation, the *Bankruptcy and Insolvency Act (Canada)* or the *Companies' Creditors Arrangement Act (Canada)*, and agrees that in the event of any such proceeding Landlord will comprise a separate class for voting purposes.

16.4 Distress and Tenant's Property

Tenant hereby waives and renounces the benefit of any present or future statute taking away or limiting Landlord's right of distress and agrees with Landlord that, notwithstanding any such statute, all goods and chattels from time to time on the Premises shall be subject

to distress for Rent. All Tenant's personal property on the Premises shall at all times be the unencumbered property of Tenant.

16.5 Security Interest

In the event of a Transfer, Landlord shall have the right to require the Transferee to grant to Landlord a security interest ("Security Agreement"), in the form annexed hereto as Schedule "C", in default of which no such Transfer shall occur or be effective.

16.6 Rent Deposit

(a) Tenant has deposited or upon execution of this Lease will deposit with Landlord the sum described as Rent Deposit in subsection 1(g) hereof ("Rent Deposit"). The Rent Deposit shall be held by Landlord without interest as a prepayment of the Rent payable by Tenant during the Term and any renewals and any tenancy resulting from an overholding.

(b) If at any time any Rent shall be overdue, all or any portion of the Rent Deposit shall be automatically deemed to be applied to the payment of said Rent. Further, if Tenant defaults in the performance of any of the terms, covenants, conditions and provisions of this Lease as and when the same are due to be performed by Tenant then, all or any part of the Rent Deposit shall be deemed to be automatically applied on account of any losses or damages sustained by Landlord as a result of such default.

(c) If all or any part of the Rent Deposit is applied by Landlord on account of the payment of Rent or on account of losses or damages sustained by Landlord as aforesaid, then Tenant shall, within three (3) days after demand from Landlord, remit to Landlord a sufficient amount in cash or by certified cheque to restore the Rent Deposit to the original sum deposited or required to be deposited as herein set forth plus interest.

(d) In the event of the insolvency or bankruptcy of the Tenant, the Landlord shall have the right to apply any Rent Deposit on account of any damages Landlord may suffer by reason of the bankruptcy or insolvency of the Tenant.

(e) If Tenant complies with all of the terms, covenants, conditions and provisions under this Lease and promptly pays all Rent herein provided to the extent the same remains in Landlord's possession and is not applied to any of Tenant's obligations hereunder, as and when the same shall be due and payable, the Rent Deposit shall be returned to the Tenant within sixty (60) days after the Tenant has discharged all of its obligations under this Lease, and any modification, extension or renewal thereof, but no earlier than the termination date of this Lease or any renewal or extension thereof.

(f) Landlord may deliver the Rent Deposit, or such portion thereof remaining on hand to the credit of Tenant, to any purchaser, mortgagee or assignee of Landlord's interest in the Premises or the Project or this Lease and thereupon Landlord shall be and is hereby discharged from any further liability with respect to the Rent Deposit.

(g) In the event of any bankruptcy, insolvency, winding-up or other creditors' proceeding, the Rent Deposit shall be the absolute property of Landlord and shall be deemed to have been automatically appropriated and applied against the Rent and any other amounts payable hereunder in respect of the period at what would have been the end of the Term, but for any disclaimer, repudiation or termination of this Lease pursuant to such proceeding.

16.7 Remedies to Subsist

No waiver of any of Tenant's obligations under this Lease or of any of Landlord's rights in respect of any default by Tenant hereunder shall be deemed to have occurred as a result

of any condoning, overlooking or delay by Landlord in respect of any default by Tenant or by any other act or omission of Landlord including, without limitation, the acceptance of any Rent less than the full amount thereof or the acceptance of any Rent after the occurrence of any default by Tenant. The waiver by Landlord of any default of Tenant or of any rights of Landlord, which shall be effected only by an express written waiver executed by Landlord, shall not be deemed to be a waiver of any term, covenant or condition in respect of which such default or right has been waived and shall not be deemed to be a waiver of any subsequent default of Tenant or right of Landlord. All rights and remedies of Landlord under this Lease and at law shall be cumulative and not alternative, and the exercise by Landlord of any of its rights pursuant to this Lease or at law shall at all times be without prejudice to any other rights of Landlord, whether or not they are expressly reserved. The Tenant's obligations under this Lease shall survive the expiry or earlier termination of this Lease and shall remain in full force and effect until fully complied with.

16.8 Impossibility of Performance

If and to the extent that either Landlord or Tenant shall be delayed in the fulfilment of any obligation under this Lease, other than the payment by Tenant of any Rent, by reason of unavailability of material, equipment, utilities, services or by reason of any Laws, or by reason of any other similar cause beyond its control and not avoidable by the exercise of reasonable foresight (excluding the inability to pay for the performance of such obligation), then the party being delayed shall be entitled to extend the time for fulfilment of such obligation by a time equal to the duration of such delay and the other party shall not be entitled to any compensation for any loss or inconvenience occasioned thereby. The party delayed will, however, use its best efforts to fulfil the obligation in question as soon as is reasonably practicable by arranging an alternate method of providing the work, services or materials.

17. CONTROL OF PROJECT

17.1 Landlord's Control

The Project is at all times subject to the exclusive control and management of Landlord. Without limiting the generality of the foregoing, Landlord shall have the right to obstruct or close off or restrict entry to all or any part of the Project for purposes of performing any maintenance, repairs or replacements or for security purposes or to prevent the accrual of any rights to any person or the public or any dedication thereof, provided that in exercising any such right Landlord shall use reasonable best efforts to minimize interference with Tenant's access to and use of the Premises. The Project shall be open for access to the Premises during Business Hours, and at any other time access to premises in the Building shall be subject to compliance with all applicable rules and regulations of Landlord, including without limitation those related to security.

17.2 Alterations of the Project

(a) At any time or times Landlord shall have the right to make any changes in, additions to, deletions from or relocations of any part of the Project including the Premises and any of the Common Facilities (any of which are herein referred to as "Changes") as Landlord shall consider desirable. If Landlord makes any Changes to the Premises, including relocation of the Premises, Landlord shall ensure that the Premises, as affected by such Changes, shall be substantially the same in size and shall be in all other material respects reasonably comparable to the Premises originally demised hereby **and the Premises shall have access to an outdoor terrace/balcony**. If the Premises are relocated as a result of such Changes, Landlord shall be responsible for the direct cost of moving Tenant to the relocated Premises and constructing replacement leasehold improvements therein, but not for any indirect costs or losses of Tenant. Tenant shall not have the right to object

to or make any claim on account of the exercise by Landlord of any of its rights under this Section 17.2, except that Tenant shall be entitled to an abatement of Basic Rent for any period of time in excess of ten (10) consecutive days that Tenant is unable to conduct business in the Premises as a result of the making of such Changes. Landlord shall make any such Changes as expeditiously as is reasonably possible and so as to interfere as little as is reasonably possible with Tenant's business on the Premises. Landlord shall give Tenant a minimum of thirty (30) days notice prior to relocating Tenant.

(b) Tenant acknowledges that portions of the Project may be under construction during the Term, and that such construction activities may cause temporary noise and disturbance to existing tenants of the Project. Landlord will use reasonable efforts to minimize interference with Tenant's occupation of the Premises as a result of such construction activities, but Tenant acknowledges that in no event shall any noise or other disturbance caused by such construction constitute a breach of Tenant's right to quiet enjoyment of the Premises.

17.3 Use of Common Facilities

Tenant shall not itself and shall not permit any of its employees, servants, agents, contractors or persons having business with Tenant, to obstruct any Common Facilities including driveways, laneways or access routes, or to park vehicles in any portion of the Common Facilities other than such areas as expressly authorized by Landlord, and Landlord shall have the right, at Tenant's expense payable on demand, to remove any such obstruction or improperly parked vehicles, without liability for any damage caused thereby.

17.4 Rules and Regulations

Landlord may from time to time make and amend reasonable rules and regulations for the management and operation of the Project and Tenant and all persons under its control shall comply with all of such rules and regulations of which notice is given to Tenant from time to time, all of which shall be deemed to be incorporated into and form part of this Lease. Landlord shall not make any rules or regulations which conflict with any express provision of this Lease unless and only to the extent required by any applicable Laws. Landlord shall act reasonably in enforcing such rules and regulations but shall not be liable for their non-enforcement.

17.5 Access to Premises

(a) Without limiting any other rights Landlord may have pursuant hereto or at law, Landlord shall have the right to enter the Premises at any time for any of the following purposes: (i) to examine the Premises and to perform any maintenance, repairs or alterations to any part of the Premises or to any equipment and services serving the Premises or any other part of the Project; (ii) in cases of emergency; (iii) to read any utility or other meters; (iv) during the last twelve (12) months of the Term to show the Premises to prospective tenants and to permit prospective tenants to make inspections, measurements and plans; and (v) at any time during the Term to show the Premises to prospective purchasers or lenders.

(b) Landlord shall have the right to run through the Premises conduits, wires, pipes, ducts and other elements of any systems for utilities, heating, ventilating, air conditioning and humidity control, telephone and other communications systems and any other such systems to serve the Premises or the Project, **provided same does not detrimentally affect Tenant's use of the Premises.**

(c) Landlord shall exercise its rights pursuant to this Section 17.5 in such manner and at such times as Landlord, acting reasonably but in its sole discretion, shall determine. At any time that entry by Landlord is desired in case of emergency, and if no personnel of Tenant

are known by Landlord to be present on the Premises or if such personnel fail for any reason to provide Landlord immediate access at the time such entry is desired, Landlord may forcibly enter the Premises without liability for damage caused thereby.

17.6 Expropriation

(a) If the Premises or any part thereof shall be expropriated (which for the purposes of this Article 17 shall include a sale by Landlord to any authority with the power to expropriate) by any competent authority, then:

(i) Landlord and Tenant shall co-operate with each other so that Tenant may receive such award to which it is entitled in law for relocation costs, business interruption, and the value of leasehold improvements paid for by Tenant and the amortized portion, if any, of leasehold improvements paid for by Tenant, and so that Landlord may receive the maximum award to which it may be entitled in law for all other compensation arising from such expropriation including, without limitation, all compensation for the value of Tenant's leasehold interest in the Premises;

(ii) except for such compensation to which Tenant shall be entitled as aforesaid, all Tenant's other rights in respect of such expropriation are hereby assigned to Landlord, and within ten (10) days after request by Landlord Tenant shall execute such further documents as requested by Landlord to give effect to such assignment, failing which Landlord is hereby irrevocably appointed, pursuant to the *Powers of Attorney Act (Ontario)*, Tenant's attorney to do so on behalf of Tenant and in its name; and

(iii) Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease, effective on the date the expropriating authority takes possession of the whole or any portion of the Premises.

(b) If the whole or any part of the Project shall be expropriated, then subject to the foregoing provisions respecting expropriation of the Premises:

(i) all compensation resulting from such expropriation shall be the absolute property of Landlord and all of Tenant's rights, if any, to any such compensation are hereby assigned to Landlord and within ten (10) days after request by Landlord Tenant shall execute such further documents as requested by Landlord to give effect to such assignment, failing which Landlord is hereby irrevocably appointed, pursuant to the *Powers of Attorney Act (Ontario)* Tenant's attorney to do so on behalf of Tenant and in its name; and

(ii) if the expropriation of part of the Project is such as to render undesirable, in Landlord's reasonable opinion, the continuing operation of the portion of the Project in which the Premises are situate, Landlord shall have the right to terminate this Lease as of the date the expropriating authority takes possession of all or any portion of the Project.

17.7 Landlord's Consent

If Landlord withholds, delays or refuses to give consent as provided by the terms of this Lease, whether or not Landlord is entitled to do so, Landlord shall not be liable for any losses or damages in any way resulting therefrom and Tenant shall not be entitled to terminate this Lease or exercise any remedy whatever in respect thereof except to seek the order of a court of competent jurisdiction compelling Landlord to grant any such consent which Landlord is obliged to grant pursuant to the terms of this Lease.

18. MISCELLANEOUS

18.1 Notices

All notices, statements, demands, requests or other instruments ("Notices") which may be or are required to be given under this Lease shall be in writing and shall be delivered in person or sent by prepaid registered Canadian mail addressed, if to the Tenant, at the Address for Service of Notice on Tenant, if to the Indemnifier, if any, at the Address for Service of Notice on Indemnifier, and if to the Landlord at the Address for Service of Notice on Landlord, all as provided in subsection 1(i) hereof.

All such Notices shall be conclusively deemed to have been given and received upon the day the same is personally delivered or, if mailed as aforesaid, four (4) business days (excluding Saturdays, Sundays, holidays and days upon which regular postal service is interrupted or unavailable for any reason) after the same is mailed as aforesaid. Any party may at any time by notice in writing to the other change the Address for Service of Notice on it. If two or more persons are named as Tenant or Indemnifier, any Notice given hereunder shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such persons.

18.2 Complete Agreement

There are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this Lease or the tenancy created hereby, expressed or implied, collateral or otherwise, except as expressly set forth herein, and this Lease constitutes the entire agreement between the parties and may not be modified except by subsequent written agreement duly executed by Landlord and Tenant.

18.3 Time of the Essence

Time is of the essence of all terms of this Lease.

18.4 Applicable Law

This Lease shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties agree that the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder.

18.5 Severability

If any provision of this Lease is illegal, unenforceable or invalid, it shall be considered separate and severable and all the remainder of this Lease shall remain in full force and effect as though such provision had not been included in this Lease but such provision shall nonetheless continue to be enforceable to the extent permitted by law.

18.6 Section Numbers and Headings

The table of contents and all section numbers and headings of this Lease are inserted for convenience only and shall in no way limit or affect the interpretation of this Lease. References in this Lease to section numbers refer to the applicable section of this Lease, unless a statute or other document is specifically referred to.

18.7 Interpretation

Whenever a word importing the singular or plural is used in this Lease, such word shall include the plural and singular respectively. Where any party is comprised of more than one entity, the obligations of each of such entities shall be joint and several. Words importing persons of either gender or firms or corporations shall include persons of the other gender and firms or corporations as applicable. Subject to the express provisions

contained in this Lease, words such as "hereof", "herein", "hereby", "hereafter", and "hereunder" and all similar words or expressions shall refer to this Lease as a whole and not to any particular section or portion hereof.

18.8 Use Prior to Commencement Date

If Tenant uses or occupies the whole or any part of the Premises in any way prior to the Commencement Date without entering into a lease with Landlord in respect of such use or occupancy, then during that period Tenant shall be a tenant of Landlord subject to all the terms and conditions as contained in this Lease, provided that the inclusion of this section shall not be deemed to authorize or permit Tenant to use or occupy the whole or any portion of the Premises in any way prior to the Commencement Date.

18.9 Successors

This Lease shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, assigns and other legal representatives except only that this Lease shall not enure to the benefit of any of such parties unless and only to the extent expressly permitted pursuant to the provisions of this Lease.

18.10 Monetary Amounts

Except as may be otherwise expressly provided herein, all monetary amounts set out in this Lease are in Canadian currency and are exclusive of Canadian Goods and Services Tax and any other applicable Sales Taxes.

Please see next page for signatures.

IN WITNESS WHEREOF the parties have executed this Lease.

LANDLORD

Per: ______________________
Name: K. BRIGIS
Title:
c/s

Per: ______________________
Name:
Title:

I/We have the authority to bind the Corporation.

TENANT

Per: ______________________
Name: B. NORTON
Title: Pres. + C.E.O.
c/s

Per: ______________________ 12/1/04
Name: RON HOSKING
Title: VICE PRESIDENT FINANCE

I/We have the authority to bind the Corporation.

Schedule "A"

LEGAL DESCRIPTION OF PROJECT

4211 YONGE STREET, NORTH YORK:

ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the City of North York, in the Municipality of Metropolitan Toronto, and being composed of Lots 16, 17, 18 and 19, Plan 3549 filed in the Land Registry Office for the Registry Division of Toronto Boroughs (No. 64) and part of Lot 12, Concession 1, East of Yonge Street, all of which is now designated as Parts 2, 3, 9 and 10 on Plan 64R-8887 deposited in the Land Registry Office.

SUBJECT to an easement in favour of the Municipality of Metropolitan Toronto over the said Parts 3 and 9 on Plan 64R-8887 being a permanent sub-surface easement or right in the nature of an easement on, under and across the said parts as more particularly set forth in the registered Instrument No. 537301 North York.

Schedule "B"

OUTLINE PLAN OF PREMISES


EXISTING TENANT LAYOUT
OFFICE BUILDING
6th FLOOR PLAN

Schedule "C"

SECURITY AGREEMENT

INTENTIONALLY DELETED.

This Security Agreement dated the day of 2004.

BETWEEN:

(hereinafter called "Tenant")

OF THE FIRST PART

- and -

(hereinafter collectively called "Landlord")

OF THE SECOND PART

WHEREAS:

A. Tenant and Landlord have entered into a lease dated the day of 2004 ("Lease") respecting certain premises ("Premises") at the project known as 4211 Yonge Street, North York; and

B. To induce Landlord to enter into the Lease with Tenant, Tenant agreed to enter into this Security Agreement and to give to Landlord the Security Interest set out herein:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by Tenant, Tenant hereby agrees as follows:

1. Tenant hereby grants to Landlord a security interest ("Security Interest") in the Lease and all of its personal property of any kind including, without limiting the generality of the foregoing, all goods, chattels, trade fixtures, furniture, equipment, inventory, stock-in-trade, chattel paper, instruments, documents of title, supplies, securities, the business and undertaking on the Premises, accounts receivable, book debts, sublease rents and all licence fees, intangibles and all proceeds derived from dealing with any of the foregoing (herein collectively called "Collateral") which are or may be at any time hereafter on the Premises or elsewhere, to secure the payment of all amounts and performance of all obligations to be respectively paid and performed by Tenant to or for the benefit of Landlord including, without limitation, the payment of all Rent and the fulfilment of the other obligations of Tenant under the Lease and any amendments thereto from time to time. Except for the Security Interest, Tenant agrees that all Collateral on the Premises shall be the unencumbered property of Tenant. Tenant agrees that the Security Interest shall attach to the Collateral forthwith upon the execution hereof and that, to the extent necessary to give full effect to this Security Agreement, this Security Agreement is intended to constitute a Security Agreement as defined in the *Personal Property Security Act (Ontario)*. This Security Agreement is separate from and shall survive the termination, expiry or disclaimer of the Lease.

2. On default by Tenant under the Lease, Landlord may itself or by its agents or employees, or by a receiver or any replacement thereof appointed in writing by Landlord, take possession of the Collateral, carry on the business on the Premises, in such manner as Landlord or such receiver determines, and realize upon the Collateral and enforce its rights under the Security Interest by any remedy or proceedings authorized or permitted hereby or at law including, without limitation, all rights and

remedies available to a secured party under the *Personal Property Security Act (Ontario)* and any other similar statutes; included in such rights of Landlord is the right to recover the reasonable expenses of retaking, holding, repairing, processing, preparing for disposition and disposing of the Collateral and all other reasonable expenses, including legal costs, incurred by Landlord. Landlord may exercise any rights as provided by this Security Agreement on the Premises and for such purpose may lock the Premises, change any locks on the Premises and by any means exclude Tenant from all or any parts of the Premises and Landlord shall not thereby be terminating the Lease in the absence of express written notice terminating the Lease.

3. This Security Interest shall not be deemed to have been satisfied, discharged or redeemed by reason of Tenant not being indebted to Landlord at any time or from time to time and no payment shall reduce the amount secured by this Security Interest except to the extent expressly approved by Landlord in writing.

4. This Security Interest is given in addition to, and not as an alternative to, and may be exercised by Landlord without prejudice to, any other rights of Landlord under the Lease or at law including, without limitation, Landlord's right of distress.

5. "Rent", as used herein, means all amounts of any kind whatever payable by Tenant to Landlord pursuant to the Lease.

6. This Security Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

7. Tenant acknowledges the suggestion of Landlord that, before executing this Security Agreement, Tenant should obtain independent legal advice.

Tenant did obtain independent legal advice.

(Complete on Execution)
Executed by Tenant on the day of , 2004.

WITNESS

____
Witness as to Tenant

TENANT

Per: ______________________
Name:
Title:
c/s

Per: ______________________
Name:
Title:

I/We have the authority to bind the Corporation.

Tenant's date of birth (if applicable): ______________________

Please see next page for additional signatures.

LANDLORD

Per: ____________________________________

Name:
Title: c/s

Per: ____________________________________

Name:
Title:

I/We have the authority to bind the Corporation.

Schedule "D"

INDEMNITY AGREEMENT

INTENTIONALLY DELETED

This Indemnity Agreement dated the day of 2002.

BETWEEN:

(hereinafter called "Indemnifier")

OF THE FIRST PART

- and -

(hereinafter collectively called "Landlord")

OF THE SECOND PART

WHEREAS:

A. ("Tenant") and Landlord have entered into a lease dated the day of 2003 ("Lease") respecting certain premises ("Premises") at the project known as 4211 Yonge Street, Toronto; and

B. To induce Landlord to enter into the Lease with Tenant, Indemnifier has agreed to enter into this agreement with Landlord;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by Indemnifier, Indemnifier makes the following indemnity and agreement ("Indemnity") with Landlord:

1. Indemnifier hereby agrees with Landlord that it will: (a) make the due and punctual payment of all Rent, including all loan repayments, monies, charges and other amounts of any kind whatsoever payable under the Lease by Tenant whether to Landlord or otherwise and whether or not the Lease has been surrendered, disclaimed, repudiated or terminated; (b) effect prompt and complete performance of all obligations contained in the Lease on the part of Tenant to be kept, observed and performed; and (c) indemnify and save Landlord harmless from any losses, costs or damages arising out of any failure by Tenant to pay the Rent including all loan repayments, monies, charges or other amounts due under the Lease or resulting from any failure by Tenant to observe or perform any of the obligations contained in the Lease.

2. This Indemnity is absolute and unconditional and the obligations of Indemnifier shall not be released, discharged, mitigated, impaired, or affected by: (a) any extension of time, indulgences or modifications which Landlord extends to or makes with Tenant in respect of the performance of any of the obligations of Tenant under the Lease; (b) any waiver by or failure of Landlord to enforce any of the terms, covenants and conditions contained in the Lease; (c) any assignment of the Lease by Tenant or by any trustee, receiver or liquidator, or any Transfer of all or any part of the Premises; (d) any consent which Landlord gives to any such assignment or Transfer; (e) any amendment to the Lease or any waiver by Tenant of any of its rights under the Lease; (f) any Alterations to or Changes in respect of the Premises; (g) the expiration of the Term or any surrender, disclaimer, repudiation or termination of the

Lease; (h) any renewal or extension of the Lease pursuant to any option of Tenant or otherwise, Indemnifier hereby agreeing that its obligations under this Indemnity shall extend throughout the Term, as renewed or extended; (i) any loss of or in respect of any security received by Landlord from Tenant or any other person, firm or corporation, whether or not occasioned or contributed to by or through the act, omission, default or neglect of Landlord; or (j) any act or omission of Landlord or any other person whereby Indemnifier would or might otherwise be released or have its obligations hereunder discharged, mitigated, impaired or affected in any way whatsoever; nothing but payment and satisfaction in full of all Rent and the due performance and observance of all terms, covenants and conditions on the part of Tenant to be paid and performed pursuant to the Lease shall release Indemnifier of its obligations hereunder.

3. Indemnifier hereby expressly waives notice of the acceptance of this Indemnity and all notice of non-performance, non-payment or non-observance on the part of Tenant of the terms, covenants and conditions contained in the Lease.

4. In the event of a default by Tenant under the Lease, Indemnifier waives any right to require Landlord to: (a) proceed against Tenant or any other indemnifier or pursue any rights or remedies against Tenant or any other indemnifier with respect to the Lease; (b) proceed against or exhaust any security held by Landlord from Tenant or any other person, or (c) pursue any other remedy whatsoever in Landlord's power. Landlord has the right to enforce this Indemnity regardless of the acceptance of additional security from Tenant and regardless of any release or discharge of Tenant by Landlord or by others or by operation of any law.

5. Without limiting the generality of the foregoing, the liability of Indemnifier under this Indemnity shall continue in full force and effect and shall not be or be deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of Tenant in any receivership, bankruptcy, insolvency, winding-up or other creditors' proceedings, including, without limitation, any proceedings under the *Bankruptcy and Insolvency Act (Canada)* or the *Companies' Creditors Arrangement Act (Canada)*, or the surrender, disclaimer, repudiation or termination of the Lease in any such proceedings and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if the Lease had not been surrendered, disclaimed, repudiated or terminated. The liability of Indemnifier shall not be affected by any repossession of the Premises by Landlord.

6. No action or proceeding brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default hereunder or in the performance and observance of the terms, covenants and conditions contained in the Lease.

7. No modification of this Indemnity shall be effective unless the same is in writing and is executed by both Indemnifier and Landlord.

8. Indemnifier shall, without limiting the generality of the foregoing, be bound by this Indemnity in the same manner as though Indemnifier were Tenant named in the Lease. Notwithstanding the foregoing, or any performance in whole or in part by Indemnifier of its obligations hereunder or of Tenant under the Lease, Indemnifier shall not have any entitlement to occupy the Premises or otherwise enjoy any of the benefits to which Tenant is entitled under the Lease, and Indemnifier shall not be entitled to be subrogated to any rights of Landlord whatsoever.

9. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) execute this Indemnity as Indemnifier, the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. In like manner, if Indemnifier named in this Indemnity is a partnership or other business association, the members of which are by virtue of statutory or general law subject to personal liability, the liability of each such member is joint and several.

10. All of the terms, covenants and conditions of this Indemnity extend to and are binding upon Indemnifier, his or its heirs, executors, administrators, successors and assigns, as the case may be,

and enure to the benefit of and may be enforced by Landlord and any mortgagee, chargee, trustee under a deed of trust or other encumbrancer of all or any part of the Project. The obligations of Indemnifier shall not be affected by the death or incapacity of Indemnifier.

11. This Indemnity constitutes the complete agreement between Indemnifier and Landlord and none of the parties hereto shall be bound by any representations or agreements made by any person which would in any way reduce or impair the obligations of Indemnifier other than any which are expressly set out herein.

12. The obligations of Indemnifier hereunder shall be assignable by Landlord and an assignment of the Lease shall constitute an assignment of the obligations of Indemnifier unless the said obligations of Indemnifier are specifically excepted from such assignment of the Lease.

13. In the event of the termination of the Lease for any reason whatever or in the event of surrender (whether or not accepted by Landlord), disclaimer or repudiation of the Lease pursuant to any statute, including, without limitation, the *Bankruptcy and Insolvency Act (Canada)* or the *Companies' Creditors Arrangement Act (Canada)*, or otherwise then, at the option of Landlord, Indemnifier shall enter into a written lease of the Premises between Landlord as landlord and Indemnifier as Tenant for a term commencing at the date of such termination, surrender, disclaimer or repudiation and expiring on the date on which the Lease would have expired if it had run its full term without default by Tenant and without such termination, surrender, disclaimer or repudiation. Such lease shall contain the same terms and conditions as are contained in the Lease which would apply to and be in force for that portion of the Term which by the original terms of the Lease would have remained unexpired at the date of such termination, surrender, disclaimer or repudiation.

All debts, obligations and liabilities of Tenant to Indemnifier, present and future, are hereby assigned to Landlord and postponed to all of the obligations of Tenant to Landlord. All money, property and other benefits received by Indemnifier from Tenant shall be received in trust for Landlord and, forthwith upon receipt, Indemnifier shall pay the same to Landlord on account of any outstanding obligations of Tenant to Landlord.

14. Indemnifier shall be bound by any account settled between Landlord and Tenant.

15. In the event that the Lease is terminated, surrendered, disclaimed or repudiated, the provisions of this Indemnity shall remain in full force and effect in accordance with its terms to the same extent as if this Indemnity had been a separate agreement entered into between Landlord and Indemnifier for due consideration and under seal.

16. Notwithstanding any amendments of the Lease or any Alterations to the Premises (as provided by the Lease or otherwise), Indemnifier shall continue to be bound by all of its obligations pursuant hereto to the extent of what would have been its obligations pursuant hereto had such amendments or Alterations not been made.

17. Indemnifier hereby represents and warrants to and covenants and agrees with Landlord that in entering into this Lease, Indemnifier is not contravening Section 20 of the *Ontario Business Corporations Act* (or Section 44 of the *Canada Business Corporations Act* as the case may be) or any amendments thereto or any similar legislative provisions in force now or in the future.

18. Indemnifier acknowledges receiving a copy of the Lease. The expressions "Landlord", "Tenant", "Rent", "Term", "Premises", "Project", "Transfer" "Alterations", "Changes" and other terms or expressions where used in this Indemnity, respectively, have the same meanings as they have pursuant to the Lease to the extent to which the context permits.

19. This Indemnity shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

20. Indemnifier acknowledges the suggestion of Landlord that, before executing this Indemnity, Indemnifier should obtain independent legal advice.

WITNESS

____

Witness as to

INDEMNIFIER

______________________________ l/s

LANDLORD

Per: ______________________________
Name:
Title: c/s

Per: ______________________________
Name:
Title:

I/We have the authority to bind the Corporation.

Schedule "E"

RULES AND REGULATIONS

1. **Security** Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, finishings or contents thereof, and Tenant shall comply with Landlord's reasonable requirements relative thereto.

2. **Locks** Landlord may from time to time install and change locking mechanisms on entrances to the Building, common areas thereof, and the Premises, and (unless 24 hour security is provided by the Building) shall provide to Tenant reasonable number of keys and replacements thereof to meet the bona fide requirements of Tenant. In these rules "keys" include any device serving the same purpose. Tenant shall not add to or charge existing locking mechanisms on any door in or to the Premises without Landlord's prior written consent. If with Landlord's consent, Tenant installs lock(s) incompatible with the Building master locking system:

   (a) Landlord, without abatement of Rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas which require access thereof,

   (b) Tenant shall indemnify, Landlord against any expense as a result of forced entry thereto which may be required in an emergency, and,

   (c) Tenant shall at the end of the Term and at Landlord's request remove such lock(s) at Tenant's expense.

3. **Return of Keys** At the end of the Term, Tenant shall promptly return to Landlord all keys for the Building and Premises which are in possession of Tenant.

4. **Windows** Tenant shall observe Landlord's rules with respect to maintaining window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance, and shall not install any window shade screens, drapes, covers or other materials on or at any window in the Premises without Landlord's prior written consent. Tenant shall ensure that window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

5. **Repair, Maintenance, Alterations and Improvements** Tenant shall carry out Tenant's repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

6. **Water Fixtures** Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by such fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

7. **Personal Use of Premises** The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

8. **Heavy Articles** Tenants shall not place in or move about the premises, without Landlord's prior written consent, any safe or other heavy articles which, in Landlord's reasonable opinion, may damage the building and Landlord may designate the location of any heavy articles in the premises.

9. **Carpet Pads** In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

10. **Bicycles, Animals** Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas from time to time by Landlord for such purposes.

11. **Deliveries** Tenant shall ensure that deliveries of materials and goods to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused by any person making such deliveries.

12. **Furniture and Equipment** Tenant shall ensure that furniture and equipment being moved into or out of the Premises is moved through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and by movers or a moving company approved by Landlord and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused thereby.

13. **Solicitations** Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

14. **Food and Beverages** Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve and distribute foods in the Building, or use elevators, corridors or common areas for any such purpose. Except with Landlord's prior written consent and in accordance with arrangements approved by Landlord, Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for sale, serving or distribution of food or beverages.

15. **Refuse** Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts and shafts of the Building, free of all refuse.

16. **Obstructions** Tenant shall not obstruct or place anything in or on sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells or other common areas of the Building, or use such locations for any purpose except access to and exit from the Premises without Landlord's prior written consent. Landlord may remove at Tenant's expense any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

17. **Dangerous or Immoral Activities** Tenant shall not make any use of the Premises which involves the danger of injury to any person, not shall the same be used for any immoral purpose.

18. **Proper Conduct** Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

19. **Employees, agents and Invitees** In these Rules and Regulations, Tenant includes the employees, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

Schedule "F"

SPECIAL PROVISIONS

1. **PARKING**

a) Throughout the Term, the Tenant shall have the right to use a maximum of Six (6) spaces for parking Six (6) automobiles (the "Underground Parking Spaces') in the underground parking facitity (the "Parking Garage") at the Building in such locations as designated from time to time by the Landlord or the operator of the Parking Garage, and subject to the terms set out below. For each such Underground Parking Spaces, the Tenant shall pay to the Landlord, the prevailing monthly rates charged for the use of Underground Parking Spaces, the current monthly rental being One Hundred Dollars ($100.00) per space per month plus applicable taxes.

b) The Tenant shall ensure that the Landlord is at all times in possession of up-to-date information as to the owner, licence plate number and description of each automobile authorized to use such Underground Parking Spaces.

c) The Landlord may from time to time make and amend such rules and regulations for the management and operation of the Parking Garage as the Landlord shall determine and the Tenant and all persons under it control, including without limitation, all users of the Underground Parking Spaces, shall be bound by and shall comply with all of such rules and regulations of which notice is given to the Tenant from time to time and all of such rules and regulations shall be deemed to be incorporated into and form a part of this Lease.

d) If the Tenant or any person permitted by the Tenant to use any of the Underground Parking Spaces fails to comply with the provisions of this Lease in respect of the Underground Parking Spaces, including without limitation, the rules and regulations from time to time applicable to the Parking Garage and the prompt payment of parking charges as required by the Landlord, then the Landlord shall have the right to terminate or suspend the privileges of the offending party to use the Parking Garage, provided that the exercise of such right by the Landlord shall not limit or affect the obligation of the Tenant hereunder to pay for all Underground Parking Spaces.

e) No motor vehicle other than a private passenger automobile, station wagon or van shall be parked on or in any part of the Parking Garage, nor shall any repairs other than emergency repairs immediately necessary for operation of a vehicle be made to any motor vehicle in or on the Parking Garage, and no motor vehicle shall be driven other than on a driveway or in the Parking Garage.

f) It is understood and agreed that the Landlord is not responsible for theft of or damage to the vehicle or its equipment or articles left in the vehicle.

g) It is understood and agreed that no vehicle powered by propane, hydrogen or natural gas are allowed in the Underground Garage.

2. **RENT ABATEMENT & SURRENDER – SUITE 300**

Tenant's original lease dated May 1, 2000 (the "Original Lease") for premises occupied in Suite 300 consisting of approximately 2,309 rentable square feet (the "Original Premises") will be surrendered effective March 31, 2004 and Tenant shall execute Landlord's surrender agreement to give effect to such surrender of the Original Lease and the Original Premises. Tenant shall be entitled to a rent abatement of its Basic Rent for Suite 300 commencing January 1, 2004 to March 31, 2004 in the amount of Eight Dollars ($ 8.00) per rentable square

foot. To clarify, Tenant's Basic Rental Rate for Suite 300 for the period January 1, 2004 to March 31, 2004 will be Ten Dollars ($ 10.00) per rentable square foot.

3. **OPTION TO EXTEND**

a) Subject to the conditions outlined in the Landlord's standard lease document, the Tenant shall have the right to extend this Lease for a further term of Five (5) Years after the expiry of the Lease Term (the "Extension Term"). Such extension shall be on the terms and conditions of the Landlord's then current standard form of lease for the Building, and (i) there shall be no further right to extend after the expiry of the Extension Term, (ii) the Base Rent shall be such increased amount as determined pursuant to Subsection (b) of this Section, and (iii) there shall be no tenant's allowance or rent-free period for the Extension Term and the Premises shall be accepted by the Tenant in "as is" condition at the commencement of the Extension Term without the Landlord being required to perform any work. Such extension right shall be exercisable by notice to the Landlord by not later than six (6) months, and earlier than twelve (12) months, prior to the expiry of the Lease Term hereof, failing which, such right shall be null and void and forever extinguished.

b) The Base Rent for the Extension Term shall be the greater of (i) Twelve Dollars ($12.00) per rentable square foot, and (ii) the fair market rent for the Premises ("Fair Market Rent"). As used herein, Fair Market Rent means the annual rental which could easily be obtained by the Landlord for the Premises from a willing tenant or willing tenants dealing at arms' length with the Landlord in the market prevailing for a term commencing on the commencement date of the Extension Term, having regard to all relevant circumstances including the size and location of the Premises, the facilities afforded, the terms of the lease thereof (including its provisions for Additional Rent), the condition of the Premises and the extend and quality of the improvements therein (disregarding the Tenant's trade fixtures and also disregarding any deficiencies in the condition and state of repair of the Premises as a result of the Tenant's failure to comply with its obligations hereunder in respect of the maintenance and repair of the Premises) and having regard to rentals currently being obtained for space in the Building and for comparable space in other buildings comparably located. The Fair Market Rent for the Extension Term shall be as agreed upon between the Landlord and the Tenant or, failing agreement by the Landlord and the Tenant by no later than three (3) months prior to the expiry date of the Term hereof, the Fair Market Rent shall be established in the manner set out in subsection (c) of this section. In the event that the Base Rent payable during the Extension Term has not been determined prior to the commencement of the Extension Term, then until such determination has been made, the Tenant shall pay Base Rent at a rate equal to one hundred and fifty per cent (150%) of the Base Rent payable during the last year of the original Term hereof. Upon determination of the Base Rent for the Extension Term, either the Landlord shall pay to the Tenant any excess, or Tenant shall pay to the Landlord any deficiency, in the payments of Base Rent previously made by the Tenant.

c) Either the Landlord or the tenant (the "Requesting Party") shall be entitled to notify the other party hereto (the "Receiving Party") of the name of an expert for the purpose of determining the Fair Market Rent. Within fifteen (15) days after such notice from the Requesting Party, the Receiving Party shall notify the Requesting Party either approving the expert proposed by the Requesting Party or naming another expert for the purpose of determining the Fair Market Rent. Should the Receiving Party fail to give notice to the Requesting Party within the said fifteen (15) day period, the expert named in the notice given by the Requesting Party shall perform the experts function hereinafter set forth. If the Landlord and the Tenant are unable to agree upon the selection of the expert within fifteen (15) days after such notice from the Receiving Party to the Requesting Party, then either party shall be entitled to apply to a court to appoint an expert in the same manner as an arbitrator may be appointed by a court under the Arbitrations Act of Ontario. The

expert appointed, either by the Landlord and/or the Tenant or by a court, shall be qualified by education, experience and training to value real estate for rental purposes in the Province of Ontario and have been ordinarily engaged in the valuation of real property in the municipality in which the Building is located for at least the preceding five (5) years. Within thirty (30) days after being appointed, the expert shall make a determination of the Fair Market Rent for the Extension Term, without receiving evidence from either the Landlord or the Tenant. The cost of such determination of the expert as to the Fair Market Rent and costs of the procedure shall be shared equally by the Landlord and the Tenant and shall be conclusive and binding upon the Landlord and the Tenant and not subject to appeal.

EXECUTED by the parties hereto under seal.

448048 ONTARIO INC.

Per: ______________________
Name: K. BRIGIS
Title:

Per: ______________________
Name:
Title:

I/We have authority to bind the corporation.

IMI INTERNATIONAL MEDICAL INNOVATIONS INC.

Per: ______________________
Name: B. NORTON
Title: PRES + CEO

Per: ______________________ 12/10/04
Name: RON HOSKING
Title: VICE PRESIDENT FINANCE

I/We have authority to bind the corporation.